                                                                   Exhibit 10.14




                       LIMITED LIABILITY COMPANY AGREEMENT

                                       of

                          JER/NHP SENIOR HOUSING, LLC,
                      a Delaware limited liability company

                                  by and among

                       NATIONWIDE HEALTH PROPERTIES, INC.,
                             a Maryland corporation
                                   (as "NHP"),

                                       and

                            JER SENIOR HOUSING, LLC,
                      a Delaware limited liability company
                                   (as "JER")

ARTICLE I - ORGANIZATION

         Section 1.1       Formation of Company ............................................................     1
         Section 1.2       Name ............................................................................     1
         Section 1.3       Term ............................................................................     1
         Section 1.4       Purpose .........................................................................     1
         Section 1.5       Names and Addresses of Members ..................................................     1
         Section 1.6       Principal Place of Business .....................................................     1
         Section 1.7       Registered Office and Registered Agent ..........................................     1
         Section 1.8       Certain Definitions .............................................................     2

ARTICLE II - MEMBERS

         Section 2.1       Admission of Members ............................................................     2
         Section 2.2       Limitation on Liability .........................................................     2
         Section 2.3       Return of Capital ...............................................................     2
         Section 2.4       Ownership; Ownership of the Projects ............................................     2
         Section 2.5       Waiver of Partition; Nature of Interests in the Company .........................     3

ARTICLE III - CONTRIBUTIONS AND FUNDING OF PROJECT COSTS

         Section 3.1       Financing .......................................................................     3
         Section 3.2       Capital Contributions ...........................................................     4
         Section 3.3       Procedure .......................................................................     4
         Section 3.4       Capital Contributions and Remedies ..............................................     6
         Section 3.5       Capital Accounts ................................................................     8
         Section 3.6       Member Loans and Other Advances .................................................     8

ARTICLE IV - MANAGEMENT AND OPERATION OF THE COMPANY AND THE PROJECTS

         Section 4.1       Member Management; NHP as Managing Member .......................................     8
         Section 4.2       Certain Obligations of the Managing Member ......................................    13
         Section 4.3       Termination of Managing Member ..................................................    14
         Section 4.4       Authority to Sign ...............................................................    16
         Section 4.5       No Company Employees ............................................................    16
         Section 4.6       Company Expenses ................................................................    16
         Section 4.7       Company Funds ....................................................................   16

ARTICLE V - COMPENSATION TO MEMBERS

         Section 5.1       Sole Right to Compensation For Services .........................................    17
         Section 5.2       Management Fee ..................................................................    17

ARTICLE VI - ACQUISITIONS AND MANAGEMENT OF PROJECTS AND EXCLUSIVITY

         Section 6.1       Role of the Members in Acquisition of Projects ..................................    17
         Section 6.2       Acquisition of Projects .........................................................    18
         Section 6.3       Exclusivity; JER Right of First Refusal .........................................    18
         Section 6.4       Management of Projects ..........................................................    20
         Section 6.5       Property in Default .............................................................    20
         Section 6.6       Sale of Projects ................................................................    21

         Section 6.7       Member Rights ...................................................................    22

ARTICLE VII - REPORTS

         Section 7.1       Books and Records ...............................................................    22
         Section 7.2       Accounting and Fiscal Year ......................................................    22
         Section 7.3       Financial Reports ...............................................................    23
         Section 7.4       Business Plans and Budgets ......................................................    23

ARTICLE VIII - INDEMNIFICATION

         Section 8.1       Indemnification by the Members ..................................................    24
         Section 8.2       Indemnification by the Company ..................................................    24
         Section 8.3       General Indemnity Provisions ....................................................    25

ARTICLE IX - DISTRIBUTIONS

         Section 9.1       Payments and Distributions of Available Cash ....................................    25
         Section 9.2       Withdrawal of Capital ...........................................................    26

ARTICLE X - TRANSFER AND CERTAIN OTHER RESTRICTIONS

         Section 10.1      No Transfers of Membership Rights or Member Economic Interests ..................    26
         Section 10.2      Change in Control of a Member ...................................................    27

ARTICLE XI - BUY/SELL RIGHTS

         Section 11.1      Exercise ........................................................................    28
         Section 11.2      Breach; Enforcement .............................................................    30

ARTICLE XII - DEFAULT; REMEDIES

         Section 12.1      Events of Default ...............................................................    31
         Section 12.2      Remedies ........................................................................    32
         Section 12.3      Cumulative Remedies .............................................................    32
         Section 12.4      Litigation Without Termination ..................................................    32
         Section 12.5      No Waiver .......................................................................    33

ARTICLE XIII - DISSOLUTION OF THE COMPANY

         Section 13.1      Events Giving Rise to Dissolution ...............................................    33
         Section 13.2      Winding Up ......................................................................    33

ARTICLE XIV - MISCELLANEOUS

         Section 14.1      Notices .........................................................................    34
         Section 14.2      Entire Agreement ................................................................    35
         Section 14.3      Arbitration; Governing Law ......................................................    35
         Section 14.4      Successors and Assigns ..........................................................    36
         Section 14.5      Captions ........................................................................    36
         Section 14.6      Severability ....................................................................    36
         Section 14.7      Counterparts ....................................................................    37
         Section 14.8      Further Assurances ..............................................................    37
         Section 14.9      Right to Specific Performance ...................................................    37
         Section 14.10     Relationship of Parties .........................................................    37

         Section 14.11     Waiver of Jury Trial ............................................................    37
         Section 14.12     Creditors Not Benefited .........................................................    37
         Section 14.13     No Third Party Rights ...........................................................    37
         Section 14.14     Survival ........................................................................    38
         Section 14.15     Usury ...........................................................................    38
         Section 14.16     Attorneys' Fees .................................................................    38
         Section 14.17     Time of the Essence .............................................................    38
         Section 14.18     Incorporation of Exhibits .......................................................    38
         Section 14.19     Certain Terminology .............................................................    38
         Section 14.20     Business Days ...................................................................    39
         Section 14.21     Member Estoppel Certificates ....................................................    39
         Section 14.22     Construction ....................................................................    39
         Section 14.23     Exculpation .....................................................................    39
         Section 14.24     Publicity and Confidentiality ...................................................    39

         EXHIBITS:

         Exhibit A         Defined Terms
         Exhibit B         Certain Tax Matters
         Exhibit C         Arbitration of Disputes
         Exhibit D         List of Approved Professionals
         Exhibit E         Internal Rate of Return Explanation and Sample
                           Calculation
         Exhibit F         Form of Acquisition Memorandum

                       LIMITED LIABILITY COMPANY AGREEMENT
                         OF JER/NHP SENIOR HOUSING, LLC

           THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made and entered into as of August 28, 2001 by and among NATIONWIDE HEALTH PROPERTIES, INC., a Maryland Corporation ("NHP"), and JER SENIOR HOUSING, LLC, a Delaware limited liability company ("JER"), as Members.

                                   ARTICLE I
                                  ORGANIZATION

           Section 1.1 Formation of Company. The Members hereby enter into a
                       --------------------
limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act, Delaware Code Annotated Title 6, Sections 18-101 through 18-1109, as amended from time to time (the "Act"), upon the terms and conditions contained in this Agreement. NHP and JER are hereby admitted as Members of the Company and shall be shown as such on the books and records of the Company.

           Section 1.2 Name. The business of the Company shall be conducted
                       ----
under the name of "JER/NHP Senior Housing, LLC."

           Section 1.3 Term. The term ("Term") of the Company shall commence on
                       ----
the date hereof and shall continue (unless the Company is sooner dissolved as provided herein) until the tenth (10th) anniversary of the date hereof, unless extended by written agreement of the Members.

           Section 1.4 Purpose. The purpose of the business of the Company is to
                       -------
purchase, hold, refurbish, operate, maintain, market, lease, finance, sell and otherwise use, as applicable, the Projects for profit and engage in all activities reasonably related thereto in accordance with the Budgets and the Business Plans. Without limiting the generality of the foregoing or any other provision of this Agreement, including without limitation Section 4.1 or Section
                                                          -----------    -------
6.2, NHP has informed JER of its intent to typically operate the Projects in
---
which Company or a Subsidiary Company has a fee or leasehold interest such that it will be leased or subleased to third party operators on an absolute net basis in accordance with the Budgets.

           Section 1.5 Names and Addresses of Members. The names of the Members
                       ------------------------------
are as shown above. The addresses of the Members are set forth in Section 14.1.
                                                                  ------------

           Section 1.6 Principal Place of Business. The principal place of
                       ---------------------------
business of the Company shall be located at 610 Newport Center Drive, Suite 1150, Newport Beach, California 92660, which is the business address of the Company, or such other location as hereafter determined by the Members.

           Section 1.7 Registered Office and Registered Agent.
                       --------------------------------------

           (a) For purposes of Section 18-104(a)(1) of the Act, the registered office of the Company is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Company may change the registered office of the Company from time to time as permitted under the Act.

           (b) For purposes of Section 18-104(a)(2) of the Act, the Company's registered agent for service of process is The Corporation Trust Company, whose address is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The Company may change the Company's registered agent from time to time as permitted under the Act.

           Section 1.8 Certain Definitions. Initially capitalized terms that are
                       -------------------
not otherwise defined in this Agreement shall have the meaning ascribed to them in Exhibit A attached hereto.
   ---------

                                   ARTICLE II
                                     MEMBERS

           Section 2.1 Admission of Members. NHP and JER shall be the Members of
                       --------------------
the Company. Except as expressly permitted by this Agreement, no other Person shall be admitted as a member of the Company. The Members agree to execute all documents and to undertake all other acts, as reasonably may be deemed necessary in order to comply with all applicable laws for the formation, continuation, registration, qualification and operation of a limited liability company. NHP and JER and their respective permitted successors and assigns as members in the Company are sometimes herein together referred to as the "Members" and each as a "Member."

           Section 2.2 Limitation on Liability. Except as otherwise expressly
                       -----------------------
provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company. Except as otherwise expressly provided in the Act, except in connection with a breach under ARTICLE VI or ARTICLE XI,
                                                     ----------    ----------
and except in the event a Member commits any act or omission that constitutes fraud, dishonesty, bad faith, gross negligence or willful misconduct, the liability of each Member to each other Member shall be limited to Fifty Million Dollars ($50,000,000) in the aggregate.

           Section 2.3 Return of Capital. No Member shall be liable for the
                       -----------------
return of the Capital Contributions (or any portion thereof) of any other Member, it being expressly understood that any such return shall be made solely from the assets of the Company. No Member shall be entitled to withdraw or receive a return of any part of its Capital Contributions or Capital Account, to receive interest on its Capital Contributions or Capital Account or to receive any distributions from the Company, except as expressly provided for in this Agreement or under applicable law. No Member shall have any obligation to restore any negative or deficit balance in its Capital Account upon liquidation or dissolution of the Company.

           Section 2.4 Ownership; Ownership of the Projects. All assets of the
                       ------------------------------------
Company shall be owned by the Company subject to the terms and provisions of this Agreement. It is further contemplated and agreed by the Members that title to each of the Projects will be acquired and held by separate special purpose entities, each of which shall be one hundred percent (100%) owned by the Company (each, a "Subsidiary Company").

           Section 2.5 Waiver of Partition; Nature of Interests in the Company.
                       -------------------------------------------------------
Except as otherwise expressly provided for in this Agreement, each of the Members hereby irrevocably waives any right or power that such Member might have:

           (a) to cause the Company or any of its assets to be partitioned;

           (b) to cause the appointment of a receiver for all or any portion of the assets of the Company;

           (c) to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law; or

           (d) to file a complaint, or to institute any proceeding at law or in equity, to cause the termination, dissolution or liquidation of the Company.

Each of the Members has been induced to enter into this Agreement in reliance upon the waivers set forth in this Section 2.5, and without such waivers no
                                   -----------
Member would have entered into this Agreement. No Member shall have any interest in any specific assets of the Company (including any Target Asset acquired by the Company). The interests of all Members in this Company are personal property.

                                   ARTICLE III
                   CONTRIBUTIONS AND FUNDING OF PROJECT COSTS

           Section 3.1 Financing.
                       ---------

           (a) To the extent nonrecourse third party financing is available in connection with the acquisition of a Project, the Company will use commercially reasonable efforts to obtain prudent amounts of such third-party financing to facilitate the acquisition of Projects by the Company with aggregate purchase prices of not less than One Hundred Thirty Million Dollars ($130,000,000).

           (b) To the extent the Members decide as a Major Decision to refinance any existing third party financing in connection with any Project, the Company will use commercially reasonable efforts to obtain such refinancing in accordance with the parameters then set by the Members pursuant to such Major Decision.

           (c) The primary terms of any third party financing and/or refinancing with respect to the acquisition of a Target Asset or, thereafter, any material amendment or modification thereto, shall be a Major Decision.

           (d) To the extent a nonrecourse carveout guaranty or similar indemnity agreement is required in relation to any such third party financing and/or refinancing with respect to the acquisition of a Target Asset, Managing Member agrees to execute and deliver the same; provided, however, that JER shall
                                               --------  -------
indemnify and hold Managing Member harmless, as an additional indemnifiable Claim pursuant to Section 8.1, for its portion, based on its then Member
                  -----------
Percentage, of any liability incurred by Managing Member thereunder to the extent the act or failure to act giving rise to liability thereunder was taken at the direction of JER as a Major Decision hereunder or otherwise with the consent of JER; provided, that Managing Member pr any Affiliate did not commit
                --------
gross negligence, fraud, willful misconduct or a material breach of this Agreement or any Ancillary Agreement in its implementation of such JER-approved or consented to act or omission.

           (e) If third party financing is not available on a nonrecourse basis in prudent amounts, unless the Members agree to recourse financing, the acquisition of a Project shall be funded one hundred percent (100%) by Capital Contributions.

            Section 3.2 Capital Contributions. Subject to Section 4.1(b)(ii):
                        ---------------------             ------------------

           (a) Each Member shall be obligated to make cash capital contributions pursuant to this Section 3.2(a) ("Base Capital Contributions"). Subject to the
                 --------------
conditions and procedures set forth in Section 3.3 and Section 4.1, Base Capital
                                       -----------     -----------
Contributions shall be made by each Member pro rata in accordance with its Member Percentage in the amounts necessary (i) to acquire and operate the Target Assets as approved by the Members; (ii) for all capital expenditures identified in connection with such Target Asset in accordance with the applicable Capital Budget; and (iii) to fund all operating expenditures of the Company in accordance with the Operating Budgets to the extent of negative cash flow. JER shall have the right, but not the obligation, to notify Managing Member of anticipated capital requirements of the Company, in which event such capital requirement shall be considered by the Members as a Major Decision. The obligation contained in this Section 3.2(a) to make Base Capital Contributions
                             --------------
with respect to the acquisition of any Target Assets shall terminate upon the expiration of the Exclusivity Period unless extended pursuant to the unanimous consent of the Members.

           (b) Notwithstanding anything to the contrary in the foregoing, in no event is NHP required to make aggregate Base Capital Contributions in excess of the NHP Initial Capital Allocation and in no event is JER required to make aggregate Base Capital Contributions in excess of the JER Initial Capital Allocation. If, after funding all of the NHP Initial Capital Allocation and the JER Initial Capital Allocation, the Company requires additional capital for any reason as determined by the Managing Member and approved by the Members, the Members shall contribute such additional capital to the Company (each, an "Additional Contribution") pro rata in accordance with their respective Member Percentages.

           Section 3.3 Procedure. Subject to Section 4.1(b)(ii):
                       ---------             ------------------

           (a) With respect to all Capital Contributions to be made by the Members hereunder, if Managing Member reasonably anticipates that there will be capital requirements, then, at least fifteen (15) business days prior to the date such capital requirement is due, Managing Member shall submit a written Capital Contribution request to the Members describing such Capital Contribution in a form and substance previously approved by the Members as a Major Decision ("Contribution Request"). Each Contribution Request shall constitute Managing Member's representation and warranty to JER and the Company that all Capital Contributions made to date, as well as those being currently requested, were and will be utilized in compliance with the applicable Contribution Requests and in compliance with the Budgets (as applicable) or as otherwise provided in this Agreement, unless Managing Member has notified JER in writing to the contrary and JER has approved such deviation in writing.

           (b) With respect to Capital Contributions to be made by the Members hereunder for the initial acquisition of any Target Asset, the Members shall be obligated to make Base Capital Contributions in accordance in such amounts necessary to fund the acquisition and initial operation of such Target Assets as approved by the Members pursuant to Section 6.2(c).
                                    --------------

           (c) With respect to Capital Contributions to be made by the Members hereunder for capital improvements for any Project, the Members shall be obligated to make Base Capital Contributions in such amounts set forth in the applicable Capital Budget as approved by the Members pursuant to Section 6.2(c).
                                                                 --------------

           (d) With respect to Capital Contributions to be made by the Members hereunder to fund the operation of the business of the Company and/or working capital for any Project other than as set forth in Section 3.3(b) and (c) above,
                                                   --------------     ---
the Members shall be obligated to make Base Capital Contributions in such amounts set forth in the applicable Operating Budget.

           (e) However, the following additional conditions must be satisfied before JER shall be obligated to make its share of any Capital Contribution:

                  (i) there is no breach, default or violation by the Company in connection with any third party Project financing;

                  (ii) there shall be no Event of Default or any condition or event that after notice or lapse of time or both, would constitute an Event of Default, by Managing Member or an Affiliate under this Agreement or any Ancillary Agreement (including without limitation with respect to Managing Member's management and reporting obligations pursuant to Section 4.2 and
                                                          -----------
ARTICLE VII, respectively); and
-----------

                  (iii) JER shall have received a Contribution Request for such Capital Contribution meeting the requirements and within the time period set forth in Section 3.3(a).

Any waiver by JER of a condition of a Capital Contribution under this Section
                                                                      -------
3.3(e) must be expressly made by JER in writing. If JER makes a Capital
------
Contribution before fulfillment of one or more of such required conditions, such Capital Contribution shall not be a waiver of such condition(s) except in that instance, and JER reserves the right to require their fulfillment before making its share of any further Capital Contributions pursuant to this Section 3.3(e).
                                                                --------------
If any such condition is not satisfied, JER, acting in its reasonable judgment and without waiving any rights or conditions as to any other or further Capital Contributions pursuant to this Section 3.3(e), may disburse selectively as to
                               --------------
certain items or categories of costs and not others.

           (f) Capital Contributions must be approved by the Members as a Major Decision at the time Managing Member requests funding pursuant to Section
                                                                  -------
3.3(a). Without limitation of the foregoing, approval of the Business Plans or
------
the Budgets shall not be deemed an approval of the Capital Contributions. However, subject to Section 3.3(e), Major Decision approval of a Capital
                    --------------
Contribution at the time Managing Member requests funding pursuant to Section
                                                                      -------
3.3(a) shall not be required if each of the following conditions is then
------
satisfied: (i) such Capital Contribution is contemplated by the then approved applicable Project Budget (i.e., the then approved Budget contemplates that
                           ----
revenues from the applicable Project and other available cash of the Company are not sufficient to pay an amount equal to such Capital Contribution for expenses specified by such Budget); (ii) such Capital Contribution is required to fund an outstanding contractual obligation of the Company to an unrelated third party under an approved contract; (iii) all contractual conditions precedent to the Company's obligation to the applicable third party have been satisfied pursuant to the applicable contractual documentation previously approved by JER evidencing such obligation; (iv) subject to the Budget deviation permitted pursuant to Section 4.1(b)(iii), the expenditures under the applicable Project
            -------------------
Budget to date with respect to the applicable line item(s), plus the anticipated expenditures with respect to such line item, do not exceed the amount specified in the applicable Project Budget for such line item; and (v) the aggregate revenues then received with respect to such Project are not less than ninety-five percent (95%) of the aggregate revenues budgeted for such period under the applicable Project Budget.

           (g) JER's approval of any matter in connection with this Agreement, including without limitation, any site visit, observation or examination by JER, shall be for the sole purpose of protecting JER's investment in the Company, and shall not constitute a (i) waiver of any Event of Default by Managing Member or its Affiliates under this Agreement or any Ancillary Agreement (unless such waiver is expressly made by JER in writing with specific reference to such Event of Default and agreement) or (ii) representation by JER of any kind with regard to the matter being approved. JER is under no duty to visit any portion of the Property or to supervise or observe construction or to examine any books or records. Managing Member shall not rely on any site visit, observation or examination by JER. JER shall have the right to contact representatives of the local, state and other governmental authorities having jurisdiction over any part of the Property, or engineers, architects, contractors, suppliers or other third parties involved with the Property, in order to verify compliance by Managing Member with this Agreement (including satisfaction of the conditions set forth in Section 3.3(e) above).
             --------------

           (h) Notwithstanding anything to the contrary contained herein, JER shall not be required to make a Capital Contribution pursuant to an Operating Budget for the Company for any expenses of the Company in its evaluation of any Target Assets or for any other operating expenses of the Company, prior to the closing of the Company's acquisition of its first Project; provided, however,
                                                           --------- -------
that, this Section 3.3(h) shall not prohibit NHP from pursuing any of its
           -------------
available right or remedies hereunder against JER in the event any controversy, claim or dispute arises between the Members prior to the Company's acquisition of its first Project.

           Section 3.4 Capital Contributions and Remedies.
                       ----------------------------------

           (a) All Capital Contributions required by or provided for in this
ARTICLE III shall be made by wire transfer of funds to the Company bank account
-----------
designated by the

Managing Member as the "Equity Account", from which withdrawals may be made only upon signature of the Managing Member or officers of the Company as designated by the Members.

           (b) If any Member fails to timely make any Capital Contribution (or any portion thereof) required by Section 3.2, the other Member (the
                                 -----------
"Contributing Member") has made such Capital Contribution, and such failure continues for more than three (3) business days after written notice from the Company or the Contributing Member (after the passage of such three (3) business day period, such non-contributing Member being referred to herein as the "Non-Contributing Member"), then the Contributing Member shall select one of the following remedies:

               (i) The Contributing Member may contribute the Non-Contributing Member's pro rata share of such required Capital Contributions, and the Contributing Member that does so may designate all of the Capital Contributions made by such Contributing Member in respect of the required Capital Contribution (including both the Contributing Member's and the Non-Contributing Member's pro rata portion thereof) as a Priority Loan to the Company; or

               (ii) The Contributing Member may withdraw its share of such required Capital Contribution.

           (c) To the extent that the remedies set forth in Section 3.4(b) are
                                                            -------------
unenforceable or otherwise unavailable, (i) the Company or the Contributing Member(s) on behalf of the Company, may exercise any rights or remedies permitted by applicable law to enforce the Company's security interest in the Membership Rights of the Non-Contributing Member granted pursuant to Section
                                                                     -------
3.4(d); or (ii) the Contributing Member may exercise any and all other rights
------
and remedies available at law or in equity to enforce the Non-Contributing Member's obligation to make such Capital Contributions.

           (d) In order to allow for the exercise of remedies to the extent permitted under Section 3.4 against a Non-Contributing Member, each Member
                -----------
hereby grants to the Company, as secured party, a security interest in such Member's Membership Rights in the Company to secure its obligation to contribute its Capital Contributions to the Company under this ARTICLE III, and the Company
                                                    -----------
shall have rights available to a secured party under the Delaware Uniform Commercial Code and the laws of the state of organization of such Member. Either Member becoming a Non-Contributing Member hereunder shall be an Event of Default with respect to such Member, and, to the extent permitted under Section 3.4(c),
                                                                --------------
the Company or the Contributing Member on behalf of the Company may exercise any rights or remedies permitted by applicable law to enforce the Company's security interests.

           (e) Each Member acknowledges and agrees that the other Member would not be entering into this Agreement were it not for (i) the Members agreeing to make the Capital Contributions provided for in Section 3.2 of this Agreement,
                                               -----------
and (ii) the remedy provisions above in this Section 3.4. The parties hereto
                                             -----------
acknowledge and agree that the remedies provisions provided for herein could result in a Member completely forfeiting its Membership Rights in the Company. Each Member acknowledges and agrees that in the event any Member fails to make its Capital Contributions pursuant to this Agreement, the other Member shall suffer substantial damages and the remedy provisions set forth above are fair, just and equitable in all respects and administratively superior to any other method for determining such damages. Each Member hereby agrees that in the event its Membership Rights in the Company are reduced or forfeited as described above, it shall execute and deliver such conveyances, agreements, instruments or other documents which may be reasonably necessary in the judgment of any of the other Member to confirm and render fully effective the remedy provisions set forth above, including, an assignment of all or a portion of its Membership Rights in the Company and any amendments to this Agreement and to any Certificate of Formation.

               Section 3.5 Capital Accounts. A separate Capital Account will be
                           ----------------
maintained for each Member in accordance with Exhibit B.
                                              ---------

               Section 3.6 Member Loans and Other Advances.
                           -------------------------------

               (a) Except as expressly authorized or required in this Agreement, no Member shall be obligated or authorized to lend money to the Company. If, without the prior written consent of the Members, a loan not otherwise provided for herein is made to the Company by a Member, no such loan or advance shall entitle the lending Member to any increase in its interest in Company profits, losses or distributions or to the payment of any interest charge or other consideration for the use of such funds.

               (b) Any loan by a Member to the Company made pursuant to this Agreement shall be a recourse obligation of the Company to the lending Member and shall be repayable solely out of available cash as provided in ARTICLE IX
                                                                   ----------
and Section 13.2. In no event shall any Member be personally liable for loans
    ------------
made to the Company and the sole recourse of the creditor under such loans shall be to the assets of the Company.

                                   ARTICLE IV
            MANAGEMENT AND OPERATION OF THE COMPANY AND THE PROJECTS

               Section 4.1 Member Management; NHP as Managing Member.
                           -----------------------------------------

               (a) Except as otherwise expressly provided for in this Agreement, the business and affairs of the Company shall be vested in and controlled by the Members. All decisions made with respect to the management and control of the Company and approved by the Members shall be binding on the Company and the Subsidiary Companies. Except with respect to Major Decisions set forth in
Section 4.1(b), the Members hereby delegate the day-to-day managerial and
--------------
operational decisions with respect to the Company and each of the Projects to NHP as the "Managing Member," including the implementation of the Budgets and Business Plans. Managing Member shall have authority to manage and conduct the day-to-day operations of the Company in accordance with the applicable Business Plans, Budgets and any other guidelines or policies approved by the Members subject to applicable laws, third party agreements and this Agreement, including the Major Decisions.

               (b) Managing Member shall use diligent efforts to keep JER fully informed regarding all material matters relating to the Company and any Subsidiary Company and their respective operations and assets (and such other specific matters as JER may reasonably request from time to time) and shall so consult on a monthly basis and at all reasonable times requested by JER, and without limitation on the foregoing, shall promptly inform JER with respect to any major or significant Company matters, including Major Decisions, so that JER may exercise its rights under this Agreement. The Managing Member shall not take any of the following actions (in each case, a "Major Decision") without first obtaining the written pre-approval of the Members:

               (i) the adoption of, and any supplement to, or revision of, any Budget, Business Plan, and, except as otherwise permitted under this Agreement, any activity by the Company or any Subsidiary Company which is inconsistent with the Budgets or the Business Plans in any material respect;

               (ii) the making of any Capital Contributions except as otherwise provided in Section 3.3(f);
            --------------

               (iii) any deviation from or expenditure inconsistent with any Operating Budget or the Capital Budget with respect to any Project (or the entry into any agreement requiring such deviation or expenditure). Notwithstanding the foregoing, the consent of JER to an expenditure payable to a third party exceeding the amount specified for such expenditure in the Budgets shall not be required in any of the following circumstances: (A) Managing Member, in its reasonable judgment, deems there to be an emergency requiring such expenditures to effectuate immediate action necessary for the protection of Company assets or to avoid property damage or personal injury; (B) such expenditure would not (1) cause the line item in the applicable Budget to which such expenditure relates to exceed one hundred and ten percent (110%) of the budgeted amount of such line item in said Budget (taking into account the amounts expended to date and reasonably anticipated expenses in connection with such line item), or (2) cause the aggregate amount of the expenses (excluding the expenses described in clause
(C) below) within the applicable Budget to exceed one hundred and five percent (105%) of the entire amount of budgeted expenses (excluding the expenses described in clause (C) below) in said Budget, respectively (taking into account the amounts expended to date and reasonably anticipated expenses); or (C) expenditures for real property taxes and assessments and utilities. The provisions of clause (B) above are intended to be in lieu of any contingency category that covers, in whole or in part, costs of the types described in any of the other categories under the applicable Budget (so that excess costs in a specific category might be covered by such contingency category) and accordingly, there shall be no such contingency line item in the Budgets; the provisions of clause (B) above are not intended, however, to be in lieu of a contingency category for unanticipated costs that are not of the types described in other categories under the Budgets. Managing Member shall promptly notify the Members, both by telephone and in writing, of each expenditure made pursuant to this Section 4.1(b)(iii) and shall promptly supply the Members with such
     -------------------
information with respect thereto as the Members may reasonably request;

               (iv) the entry by the Company or any Subsidiary Company into any agreement which provides for a term greater than three (3) months (unless terminable without cause or penalty upon ninety (90) days notice to the other party) or contemplates an aggregate amount to be spent by the Company under such agreement in excess of $150,000 (and a series of related agreements for amounts less than such amount shall be construed as a single agreement for purposes of this Section 4.1(b)(iv)), or any termination or material modification to any of
     -------------------
the foregoing;

               (v) the terms of any transaction or matter that is not in the ordinary course of the business of the Company or any Subsidiary Company relating to the Property, including (A) any capital transaction (including any sale, financing or refinancing of the assets of the Company or any Subsidiary Company or any portion thereof); (B) pledging, mortgaging, encumbering, leasing or granting a security interest in, any assets of the Company or any Subsidiary Company; and (C) the documentation evidencing the same or any termination or material change to such documentation;

               (vi) any agreement, compensation or reimbursement to, or other transaction by the Company or any Subsidiary Company with Managing Member, any Affiliate of Managing Member or any other person or entity with which Managing Member or any of its Affiliates has a significant business relationship;

               (vii) the establishment, maintenance and replenishment of cash reserves ("Reserve Accounts") and contributions thereto for the Company or any of the Subsidiary Companies in excess of the amount(s) set forth in Section
                                                                    -------
4.2(c);
------

               (viii) any uninsured litigation, arbitration or settlement involving the Company or any Subsidiary Company or its assets with a total amount in controversy in excess of fifty thousand dollars ($50,000);

               (ix) all income tax elections, tax returns and tax audits for the Company or any Subsidiary Company;

               (x) any construction within the Property, including the establishment of and any material amendment or supplement to the plans and specifications for such construction work by the Company or any Subsidiary Company;

               (xi) the engagement of attorneys, accountants, consultants, title companies and other professionals by the Company or any Subsidiary Company; provided, however, that it shall not be a Major Decision for Managing
         --------  -------
Member to engage any professionals identified on Exhibit D hereto on behalf of
                                                 ---------
the Company or any Subsidiary Company for transactional matters; provided,
                                                                 ---------
further, that the engagement of any law firms (whether or not shown on Exhibit
-------                                                                -------
D) in any Company litigation, arbitration or other adversarial proceeding shall
-
constitute a Major Decision; provided, further, that Managing Member agrees to
                             --------  -------
consult with JER in the event JER reasonably objects to the performance of any of the law firms engaged by Managing Member on behalf of the Company or any Subsidiary Company pursuant to this Section 4.1(b)(xi); provided, further, that
                                    ------------------  --------  -------
any law firm engaged by Managing Member on behalf of the Company without JER's consent (pursuant to the provisions of this Section 4.1(b)(xi)) must expressly
                                            ------------------
confirm in writing that they are representing the Company and neither Member individually with respect to the matter so engaged and that such engagement shall be treated as an approved Affiliate contract in accordance with the provisions of Section 6.8;
              -----------

               (xii) any material concessions by or restrictions on the Company or any Subsidiary Company or the Property in connection with obtaining zoning, variances, map approval, entitlements, permits or other governmental approvals;

                (xiii) extension of the Term of the Company or any of the Subsidiary Companies;

                (xiv) any act in contravention of this Agreement or which would make it impossible to carry on the business of the Company or any Subsidiary Company;

                (xv) possession of any Company or any Subsidiary Company assets or assignment of the rights of the Company or any Subsidiary Company in specific Company or any Subsidiary Company assets for other than a Company or any Subsidiary Company purpose;

                (xvi) admission of a person or entity as a Member of the Company except as provided in this Agreement, or as a member of any of the Subsidiary Companies except as provided in the respective Subsidiary Company constituent documents;

                (xvii) the merger or consolidation of the Company or any of the Subsidiary Companies with any other entity;

                (xviii) any assignment by the Company or any of the Subsidiary Companies for the benefit of creditors or any guarantee, indemnity bond or surety bond by the Company or any of the Subsidiary Companies;

                (xix) a loan by the Company or any of the Subsidiary Companies to any Member or third party or the extension of credit to any person, firm or corporation, on behalf of the Company or any of the Subsidiary Companies except for any forbearance or similar concession granted in accordance with Section
                                                                     -------
6.5;
----

                (xx) confession, compromise or settlement of any claim made by or against the Company or any Subsidiary Company or affecting any Project in which the amount in controversy exceeds fifty thousand dollars ($50,000);

                (xxi) the filing on behalf of the Company or any Subsidiary Company of any petition, or consent to the appointment of a trustee or receiver or any judgment or order, under state or federal bankruptcy laws;

                (xxii) distribution of any property in kind of the Company or any Subsidiary Company to any Member;

                (xxiii) the employment of employees of the Company or any of the Subsidiary Companies (it being understood that Managing Member is to have its own employees);

                (xxiv) any other decision or action not otherwise provided for in this Agreement or the Budgets which is reasonably likely to have a material adverse affect on the Company or any Subsidiary Company;

                (xxv) the form of the Subsidiary Company constituent documents and any decision thereunder with respect to which any member other than the Company may participate (whether through a veto right, approval, note or otherwise); or

               (xxvi) any other decision or action which requires the approval of JER or the Members as provided elsewhere in this Agreement.

Any matter covered by any clause above, under this Section 4.1(b) shall constitute a Major Decision even though it may not be covered by (or may be excluded from) another clause under this Section 4.1(b). Without limitation of
                                         --------------
the foregoing, nothing set forth in the Business Plan shall be deemed an approval of a Major Decision.

       (c) Except as expressly provided herein, any agreement, approval, consent, judgment or other determination to be made by a Member under this Agreement shall not be effective unless it is in writing and shall be in the good faith discretion of such Member and within a reasonable time period given the circumstances. For purposes of the preceding sentence, the exercise of "good faith discretion" shall mean that at the time of making the decision the Member believed it was the right decision for the interests of such Member and that the decision was not arbitrary or malicious. Notwithstanding anything to the contrary contained herein, either Member shall have the right to propose a Major Decision. In the event any Member rejects or conditions any proposed Major Decision or any other request for its consent or approval hereunder, such Member shall, upon request, timely notify the other Member and indicate the reason therefore with reasonable specificity.

       (d) Managing Member shall call regular monthly meetings with JER to discuss the business and affairs of the Company. Any such meeting shall be held at such time and at such place as the Managing Member and JER shall mutually agree. Special meetings shall be held on the call of either of the Members by reasonable oral or written notice to the other. Any meeting held between the Members may be held either in person or by telephone. The Members may reach decisions regarding any matter which requires the approval of all Members with or without a meeting if the decision is approved in writing by all of the Members.

       (e) Each Member shall designate in writing to the other Member certain representatives, any one of which shall be authorized to act under this Agreement for and on behalf of such Member (each, a "Designated Representative"). Neither the Managing Member nor the Company shall take any action that constitutes a Major Decision until such time as one of the Designated Representatives for both NHP and JER have executed a writing describing in detail the action proposed to be taken. Any Designated Representative(s) may be replaced by the Member designating such Designated Representative(s) by giving written notice to the other Member. Until further notice, the Designated Representatives of the Members shall be as follows:

                  For NHP:          R. Bruce Andrews

                                    T. Andrew Stokes

                                    Mark Desmond

                                    Donald D. Bradley

                  For JER:          Paul A. Froning

                                    Cia Buckley

                                    Luann S. Sinclair.

        Section 4.2       Certain Obligations of the Managing Member.
                          -------------------------------------------

       (a) Managing Member shall fully and faithfully discharge its obligations and responsibilities, shall devote such time and attention to Company affairs as may be reasonably necessary for the proper management and supervision of the business of the Company and the discharge of its duties under this Agreement and the Company's duties under the Subsidiary Company constituent documents. Managing Member shall, at all times, exercise good faith and shall use diligent and professional efforts to promote and protect the best interests of the Property, the Company and the Subsidiary Companies. Managing Member shall diligently and continuously pursue the purpose of the Company as set forth in the Business Plans in accordance with all applicable laws, third party agreements, the Budgets and this Agreement and shall make its personnel and the personnel of its Affiliates available to the Company to the extent necessary in order that its obligations may be fully discharged in a timely manner.

       (b) Without limitation on the foregoing or other provisions of this
ARTICLE IV, Managing Member shall use commercially reasonable efforts to
----------
coordinate and manage the operation, leasing, refurbishment, marketing and sale of the Property within the time schedules set forth in, and in full compliance with, this Agreement, the Business Plans and the Budgets.

       (c) Managing Member shall establish, maintain and replenish reasonable Reserve Accounts as set forth in the Budgets for future costs, expenses and payments or for substantial costs (including capital repairs, improvements and replacements), to the extent the payment of such costs is not contemplated by other reserves maintained by or on behalf of the Company. The amount of such Reserve Accounts in excess of the amount set forth in the preceding sentence shall be approved by the Members as a Major Decision.

       (d) All funds of the Company shall be deposited by Managing Member into a federally insured operating account ("Operating Account"). In addition, Managing Member shall transfer portions of the balance of the Operating Account which it determines are not immediately needed to pay for Company operations from time to time to a federally insured money market account in accordance with sound cash management principles ("Money Market Account"). The Operating Account and Money Market Account (collectively, the "Accounts") shall be maintained in the name of the Company with a money center financial institution approved by JER. The funds within the Accounts shall be segregated from, and not commingled with any accounts of any Member or Affiliate thereof, or any other accounts that the Members may hereafter establish for the Company or the Subsidiary Companies from time to time. The investment of the funds within the Accounts shall be directed by Managing Member, subject to the approval by JER. Withdrawals from the Accounts shall be made upon such signature or signatures as Managing Member may designate (provided that such signatories are approved by JER), and shall be made only in connection with expenses related to the assets of the Company or the Subsidiary Companies, as applicable, which are either approved as a Major Decision or otherwise in conformance with the Budgets, Business Plans and/or this Agreement.

       (e) NHP will comply with such supplemental obligations as may be expressly agreed to by JER and NHP in connection with each new Project.

       Section 4.3 Termination of Managing Member.
       ------------------------------------------

       (a) JER may deliver a termination notice to NHP ("Termination Notice") removing NHP as Managing Member upon the occurrence of any of the following events:

               (i) any act or omission that constitutes fraud, dishonesty, bad faith, gross negligence or willful misconduct by NHP or any of its Affiliates with respect to this Agreement or any Ancillary Agreement or the Property;

               (ii) NHP becoming a Non-Contributing Member or any other Event of Default resulting from a material breach of this Agreement or any Ancillary Agreement by NHP or any of its Affiliates which is not cured within the applicable cure periods set forth in Section 12.1;
                                     ------------

               (iii) a Bankruptcy/Dissolution Event with respect to Managing Member; or

               (iv) in the event JER becomes the Purchasing Member hereunder pursuant to the provisions of ARTICLE XI.
                              ----------

       (b) The Termination Notice shall set forth with reasonable particularity the basis for the same and shall become effective upon the later of the date of the Termination Notice, or, if applicable, after the expiration without cure of the applicable cure period; provided, however, that a Termination Notice shall
                            --------  -------
become effective immediately in connection with a termination described in
Section 4.3(a)(iii). NHP may dispute the existence of grounds for the
-------------------
termination described in Section 4.3(a)(i) or (ii), but not Section 4.3(a)(iii),
                         -----------------    ----          -------------------
by written notice ("Arbitration Notice") to JER within ten (10) days after its receipt of the Termination Notice. If NHP fails to provide an Arbitration Notice within such ten (10) day period, then notwithstanding anything to the contrary herein, NHP shall have no right to dispute the correctness of the Termination Notice, which shall be conclusive. Whether or not an Arbitration Notice is given within the period set forth above, NHP shall be removed as Managing Member upon the date such Termination Notice becomes effective; provided, however, if NHP
                                                    --------  -------
has delivered an Arbitration Notice then the effectiveness of the applicable Termination Notice may be set aside by the arbitrator in the Arbitration Proceeding pursuant to Section 14.3. If, pursuant to such Arbitration
                       ------------
Proceeding, the arbitrator does set aside the applicable Termination Notice, then, notwithstanding anything to the contrary contained herein and in addition to any damages or rights to reimbursement NHP may be entitled to hereunder, (x) NHP shall be entitled to receive the Management Fee with respect to the period it was wrongfully removed as the Managing Member, and (y) NHP shall be entitled to resume its position as Managing Member hereunder. Further, in addition to the provisions of the preceding sentence, if, pursuant to such Arbitration Proceeding, the arbitrator finds that JER delivered such Termination Notice in bad faith, then NHP shall be entitled to receive additional damages from JER in an amount equal to its actual damages arising from such wrongful Termination Notice. Notwithstanding anything contained herein to the contrary, NHP shall be entitled to arbitrate the basis of a Termination Notice as provided above, regardless of the triggering of either Member's buy/sell rights pursuant to ARTICLE XI in
                                                              ----------
relation thereto.

       (c) If a Termination Notice becomes effective pursuant to Section 4.3(b),
                                                                 --------------
then:

               (i) JER or its designee shall be entitled to become the Managing Member hereunder with all the power and authority previously possessed by NHP as Managing Member and with the right to receive the Management Fee payable to Managing Member hereunder; and NHP shall remain a Member in the Company, but with no power, authority or right to vote, approve or act for or bind the Company or any Subsidiary Company with respect to any matter in connection with the Company or any of the Subsidiary Companies or their respective operations;

               (ii)  Notwithstanding the provisions of ARTICLE IX, all Company
                                                      ----------
distributions will thereafter be made in accordance with the Member Percentages; provided, however, that, in the event NHP is subsequently reinstated as the
--------  -------
Managing Member, all such Company distributions will again be made in accordance with the provisions of ARTICLE IX and JER shall be obligated to immediately pay
                       ----------
to NHP the amount of any distributions it received as a result of this Section
                                                                       -------
4.3(c)(ii) that would otherwise have been made to NHP with respect to the period
----------
it was wrongfully removed as the Managing Member;

               (iii) any sums distributable or payable to NHP or its Affiliates shall be offset against any damages which are established to be the direct result of NHP's or an Affiliate's fraud, dishonesty, bad faith, gross negligence or willful misconduct or breach of this Agreement or any Ancillary Agreement, or a bankruptcy or dissolution event with respect to NHP due the Company or JER from NHP or its Affiliates and shall be paid instead to the Company or JER in such order as JER shall determine (but shall be deemed to have been distributed or paid to NHP or its Affiliates and then paid over to the Company or JER, as the case may be, until such damages have been fully offset);

               (iv) NHP shall, upon written request from JER, execute and acknowledge any required amendments to this Agreement reflecting the foregoing, in such form and content as JER may reasonably prescribe;

               (v) NHP shall not be responsible for any obligation of the Managing Member first accruing after the Termination Notice becomes effective (other than obligations that would apply to NHP under this Agreement regardless of its status as Managing Member, including Capital Contribution obligations);

               (vi) NHP shall forthwith: (w) deliver to JER a final accounting upon JER's request; (x) surrender and deliver to JER all rents and income, including tenant security deposits, of the Property and other monies of the Company held by, or under the control of NHP; (y) deliver to JER, as received, any monies due the Company and supplies, keys, leases, contracts and documents, all other accounting papers and records of the company or the Subsidiary Companies, and all books and records, contracts, leases, receipts for deposits, bills and other materials in NHP's possession that relate to the Property; and (z) execute and deliver to JER a notice to third parties directly involved with the Property in form reasonably satisfactory to JER and NHP to the effect that NHP is no longer Managing Member; and

                        (vii) NHP shall allow the Company to continue its development, leasing, operation and other business activities.

                Section 4.4     Authority to Sign. JER's signature (or a written
                                -----------------
consent granting Managing Member sole authority to sign) shall be required for all contracts, agreements, instruments or other documents to which the Company will be a party or bound (including documents related to the acquisition, sale, financing, leasing or transfer of any portion of the Property) entered into by or on behalf of the Company or any of the Subsidiary Companies; provided
                                                                --------
however, that Managing Member, acting alone, shall have the authority to execute
-------
and deliver on behalf of the Company all contracts, agreements, instruments or other documents to which the Company will be a party or bound to the extent such agreement would not constitute a Major Decision.

                Section 4.5     No Company Employees.  The Company shall not
                                --------------------
have employees.

                Section 4.6     Company Expenses. Managing Member shall be
                                ----------------
responsible for the payment of all of its general administrative and overhead expenses incurred in the management, maintenance and operation of the Company in accordance with the Budgets. Each Member (or any Affiliate thereof) shall be responsible for its own internal costs and expenses incurred in the identification, evaluation and acquisition of the Target Assets. To the extent set forth in the Budgets and the Business Plans, the Company shall be responsible for paying, and shall pay, all direct third party costs and expenses incurred by the Members and related to the management, maintenance and/or operation of the business of the Company and the Subsidiary Companies, including without limitation, the third party costs and expenses incurred by Managing Member in performing its due diligence, market, financial and other evaluation of the Target Assets and of acquiring, holding, owning, developing, renovating, operating, developing and implementing Workout Plans and disposing of the Property, including costs of financing, third party fees and disbursements of attorneys, financial advisors, accountants, appraisers, environmental consultants, brokers, engineers, travel, marketing, title, and all other fees, costs and expenses directly attributable to the management, maintenance and/or operation of the business of the Company and the Subsidiary Companies in accordance with the Budgets. If any such costs and expenses are or have been paid by any Member, officer or employee of the Company, such Member, officer or employee shall be entitled to be reimbursed for such payment so long as such payment is reasonably necessary for Company business and either set forth in the Budgets, expressly authorized in this Agreement or otherwise approved by the Members.

                Section 4.7     Company Funds. No Company funds, assets, credit
                                -------------
or other resources of any kind or description shall be paid to, or used for, the benefit of any Member or officer of the Company, except as specifically provided in this Agreement or in accordance with the Budgets.

                                   ARTICLE V
                             COMPENSATION TO MEMBERS

                Section 5.1     Sole Right to Compensation For Services. Except
                                ---------------------------------------
as otherwise provided in this Agreement or as otherwise agreed by the Members, neither any Member, nor any member, partner, shareholder, officer, director, employee, agent or representative of a Member shall receive any salary, fees, compensation, overhead expenses or other remuneration in connection with its activities as a Member or for its services rendered pursuant to this Agreement. Neither NHP nor JER shall receive any brokerage commissions, fees or other compensation in connection with the acquisition of any Target Asset by the Company.

                Section 5.2     Management Fee. The Management Fee shall be paid
                                --------------
by the Company, as a Company expense, to Managing Member on the last day of each calendar month of the next succeeding calendar month during which the applicable Gross Revenue was received. In the event the Company does not then have sufficient cash available to pay the Management Fee, any unpaid portion shall accrue interest at the rate of Prime plus two percent (2%). The payment of the Management Fee shall be considered to be a guaranteed payment as defined in
Section 707(c) of the Code.

                                   ARTICLE VI
             ACQUISITIONS AND MANAGEMENT OF PROJECTS AND EXCLUSIVITY

                Section 6.1     Role of the Members in Acquisition of Projects.
                                ----------------------------------------------

                (a) The Members shall work together to identify, evaluate and acquire the Target Assets.

                (b) The Company will seek third party financing opportunities with respect to the acquisition of the Target Assets to the extent prudent with a target weighted average portfolio leverage ratio of not more than fifty percent (50%) on a loan-to-cost basis.

                (c) NHP shall be primarily responsible for sourcing, structuring, negotiating and executing any Target Asset purchase transactions and nonrecourse financing for the acquisition of the Target Assets; provided,
                                                                    --------
however, that JER shall also use its diligent and professional efforts to
-------
sourcing nonrecourse financing for the Target Assets and Projects. Managing Member shall have primary responsibility for the performance of all due diligence on the Target Assets (including site inspections) and provide cash flow projections based on various valuation methodologies/approaches (including the preparation of an acquisition plan and an initial Capital Budget and Operating Budget with respect to such Target Assets).

                (d) Managing Member shall keep JER informed of all material developments with respect to any pending approved Target Asset acquisition by the Company and shall provide JER with copies or all materially modified transaction and financing documentation with respect to the same. As provided in
Section 4.4, the final form of all such transaction and financing documentation
-----------
must be approved by JER before being entered into by or on behalf of the Company. JER shall use its diligent and professional efforts to review and comment on all such developments and documentation in order to facilitate an expeditious Major Decision by the Members with respect to the same.

                (e) Notwithstanding the foregoing, at any time prior to closing an acquisition of a Target Asset, either Member shall have the right to change its Major Decision (by written notice to the other Member) with respect to the acquisition of such previously-approved Target Asset, in which event the terminating Member will no longer be required to use diligent and professional efforts with respect to such Target Asset. If either Member elects to proceed with the acquisition of such Target Asset separate from the Company despite the other Member's rejection, then the proceeding Member shall reimburse the Company for all costs incurred by it in connection with such acquisition. In the event neither Member elects to proceed with the acquisition of such Target Asset separate from the Company, the amounts necessary to fund any due diligence costs and deposits (i.e., dead deal costs), if any, shall be funded by each Member pro rata in accordance with its Member Percentage.

                Section 6.2     Acquisition of Projects. The terms of any
                                -----------------------
acquisition of a Target Asset by the Company and the correlative Business Plan, Capital Budget and Operating Budget with respect thereto must first be approved by the Members as a Major Decision as follows:

                (a) the Managing Member shall prepare and the Members must approve the Target Asset Offer Notice, which shall be delivered pursuant to
Section 6.3(a), at which time the Members shall also review and approve a
--------------
preliminary Operating Budget with respect to any due diligence, market, financial and other evaluation, documentation and other anticipated costs to be incurred by or on behalf of the Company in its evaluation and pursuit of the possible acquisition of such Target Asset;

                (b) if applicable, the Members must review and approve any subsequent material changes to the terms of the acquisition of such Target Asset pursuant to Section 6.3(c); and
            --------------

                (c) thereafter, upon the completion of the foregoing approved due diligence, evaluation, documentation and other activities approved by the Members, the Managing Member shall prepare and the Members must approve an Acquisition Memorandum with respect to the contemplated acquisition of such Target Assets, substantially in the form attached hereto as Exhibit F, which shall include without limitation the final proposed Business Plan, Budgets (including the contemplated Capital Contributions), acquisition documentation and any additional information reasonably requested by JER to facilitate its final review and approval of the Company's acquisition of such Target Asset. In addition, NHP shall deliver to JER a true and complete copy of the investment information provided to the Board of Directors or the Investment Committee of the Board of Directors of NHP (as applicable) in its approval of such acquisition.

                Section 6.3     Exclusivity; JER Right of First Refusal.
                                ---------------------------------------

                (a) Throughout the Exclusivity Period, NHP shall be obligated to present all Target Assets considered suitable for acquisition by NHP or its Affiliates for potential acquisition by the Company. Throughout the Exclusivity Period, NHP shall not acquire a Target Asset without first providing written notice to JER of the opportunity for the Company to participate in the same as described in this Agreement (the "Target Asset Offer Notice"). The Target Asset Offer Notice shall include all of the documentation and information specified in
Section 6.3(b). JER shall have thirty (30) days following the receipt of such
-------------
Target Asset Offer

Notice within which to approve the evaluation and pursuit of the possible acquisition by the Company of such Target Asset in writing to NHP.

                (b) With respect to each proposed Target Asset, NHP shall present in writing to JER a Target Asset Offer Notice which shall include: (i) the identity and description of the Target Asset; (ii) a preliminary letter of intent, including the then proposed or contemplated material terms of the acquisition and any proposed third-party nonrecourse financing for the applicable Target Asset (if any); and (iii) any other matter or information that JER may reasonably request with respect to the proposed Target Asset and/or the applicable valuation or financing related thereto.

                (c) If JER does not so elect to approve the participation by the Company in the evaluation and pursuit of the possible acquisition of such Target Asset within such thirty (30) day period, NHP or any of its Affiliates may, participate in the acquisition of such Target Asset for its own account with its own capital or third party debt financing; provided, that all material terms of
                                           --------
the acquisition of such Target Asset (excluding financing), when considered as a whole, (i) are not materially more favorable to NHP than those described to JER in the Target Asset Offer Notice; and (ii) were disclosed to JER in the Target Asset Offer Notice. For purposes of verifying NHP's compliance with the provisions of this Section 6.3 with respect to the acquisition of any Target
                   -----------
Asset that JER declines to approve, NHP shall deliVer to JER certified complete copies of the applicable purchase agreement and all other material documentation pertaining to the acquisition of such Target Asset within thirty (30) days of its consummation of such acquisition. In the event NHP has breached its obligations to JER under this Section 6.3, then JER shall be entitled to pursue
                              -----------
all of its rights and remedies under this Agreement, including without limitation, its right to seek specific performance of such obligations pursuant to the provisions of Section 14.3 and Section 14.9.
                     ------------     ------------

                (d) Notwithstanding anything to the contrary contained herein,
(i) NHP shall not be entitled to participate in the acquisition of such Target Asset through a separate joint venture, partnership or similar equity capital arrangement with a Person other than JER throughout the Exclusivity Period; provided, however, that in the event the Exclusivity Period is terminated as a
--------  -------
result of NHP's triggering of its buy/sell rights pursuant to ARTICLE XI prior
                                                              ----------
to the date that is twelve (12) months from the date of this Agreement, then the restriction contained in this clause (i) of this Section 6.3(d) shall continue
                                                 --------------
until the date that is twelve (12) months from the date of this Agreement, and
(ii) NHP shall in no way be restricted or prohibited from raising capital, in relation to the acquisition of a Target Asset or otherwise, through the issuance of its own common stock or debt securities through a marketed public or private offering.

                (e) If JER declines to approve the participation of the Company in the evaluation and pursuit of the possible acquisition of any Target Asset offered by NHP pursuant to Section 6.3(a) and if, before such Target Asset
                           --------------
acquisition is then separately consummated by NHP or its Affiliate, the terms of such acquisition change materially from those previously set forth in the applicable Target Asset Acquisition Notice (including, without limitation, a reduction in the purchase price), NHP or its Affiliate shall not consummate the proposed acquisition on such materially changed terms unless and until such Target Asset is again offered to JER in accordance with Section 6.3(a), except
                                                        --------------
that, in the event of such subsequent notice, JER shall have fifteen (15) days following the receipt of such notice within which to approve of the participation of the Company in the evaluation and pursuit of the possible acquisition of such Target Asset in writing to NHP or such notice shall be automatically deemed rejected by JER. In the event JER elects to approve the participation of the Company in the evaluation and pursuit of the possible acquisition of any Target Asset offered by NHP pursuant to Section 6.3(a) and
                                                           --------------
if, before such acquisition is consummated by the Company, the terms of such acquisition change materially from those previously approved by the Members pursuant to Section 6.2(a), such materially changed terms shall require the
            --------------
further approval of the Members, except that, in the event JER does not approve of such materially changed terms within fifteen (15) days of written notice of the same from NHP, NHP shall then be entitled to separately consummate the acquisition of such Target Asset separate from the Company; provided such
                                                            --------
acquisition is on terms not materially more favorable to NHP than those described to JER.

                (f) Notwithstanding anything to the contrary contained in this
Section 6.3, during the pendency of JER's Target Asset review periods set forth
-----------
in Section 6.3(a) or Section 6.3(e) or in the event the Members have approved of
   --------------    --------------
the material terms of the acquisition of a Target Asset pursuant to Section 6.2,
                                                                    -----------
but the Members are not yet obligated to make their Capital Contributions pursuant to the provisions of Section 3.3, NHP shall be in no way prohibited
                              -----------
from then contracting to acquire or acquiring any then subject Target Asset separate from the Company, so long as NHP shall then be obligated, upon JER's
(i) timely approval of such Target Asset, (ii) funding of its applicable Capital Contribution, and (iii) satisfaction of all other applicable terms and conditions under this Agreement, to transfer such Target Asset to the Company on the same economic terms and conditions pursuant to which it acquired the same and to make reasonable representations and warranties relating to the documentation pertaining to such acquisition.

                (g) (i) Notwithstanding anything to the contrary contained in this Agreement, NHP shall have no obligation to offer JER any participation in the acquisition or ownership of the NHP Excluded Assets at any time; (ii) except as provided in Section 6.3(e) above with respect to material modifications and
               --------------
Section 6.3(f) with respect to contracts entered into or consummated
--------------
acquisitions during the Exclusivity Period, upon the expiration of the Exclusivity Period or upon the removal of NHP, NHP shall have no obligation to offer JER any participation in the acquisition or ownership of any Target Assets, and (iii) NHP shall have no obligation to offer JER any participation in the acquisition or ownership of any Target Assets while any material breach by JER of its obligations under this Agreement remains uncured after notice from NHP and the expiration of any applicable cure period.

                Section 6.4     Management of Projects. Managing Member will be
                                ----------------------
responsible for the daily management and operation of each Project, including implementation of any development or capital improvement activity approved by the Company prior to acquisition of such Project and as otherwise set forth in the Budgets and Business Plans. It is contemplated that the Projects shall consist of Target Assets acquired by the Company which are, in turn, either owned or operated by third party health care operators on an absolute net basis to the Company. In the ordinary course of business, such third party operators shall be responsible for all aspects of the actual operation of the Projects and Managing Member's management obligations shall consist of collecting regular periodic payments of rent or interest and verifying compliance by such third party operators under the applicable Project operating documentation. In the event of a material default by any such third party operators, the provisions of
Section 6.5 shall apply.
-----------

                Section 6.5     Property in Default.
                                -------------------

                (a) Notwithstanding anything to the contrary contained herein, it shall not constitute a Major Decision for Managing Member to cause the Company to forbear the collection of any rental or similar payment obligations with respect to any third party operator of a Project that is less than two (2) months and less than twenty-five thousand ($25,000) in arrears; provided, that
                                                                --------
such forbearance will not result in a default under any of Company's then outstanding third party financing with respect to such Project. If the Managing Member obtains actual knowledge of the occurrence of a material default by any of the third party operators of the Projects beyond the limitations set forth in the preceding sentence, the Managing Member shall notify the Members of such occurrence and send notice to such third party operator of such default and requiring compliance under such Project operating documentation within the applicable cure period. If such default is not cured within the applicable cure period, Managing Member shall then send such third party operator (each, a "Defaulting Operator") a declaration of default under the applicable Project operating documentation (each, a "Declared Default").

                (b) With respect to each Declared Default, Managing Member shall prepare a recommended course of action for the exercise of remedies by the Company against the Defaulting Operator under such Project operating documentation (a "Workout Plan"). The Workout Plan shall contain recommendations and pro forma budgets regarding (i) the manner that all rights under the Project operating documentation shall be exercised and whether all or any portion of the collateral thereunder shall be exercised or realized upon; (ii) the range of concessions, rental reductions, restructurings and/or any other forgiveness that the Company should be willing to accept in negotiations with such Defaulting Operator; (iii) the suspension of any funding obligations by the Company under such Project operating documentation; (iv) the acceleration of any outstanding obligations owed to the Company by the Defaulting Operator; (v) entering into any interim management arrangements; (vi) the extension of credit or additional funding for capital improvements to such Defaulting operator; (vii) the increased Management Fee to be paid to the Managing Member with respect to each Workout Plan approved by the Members; and (viii) any other information that JER may reasonably request at such time.

                (c) The approval of a Workout Plan shall constitute a Major Decision requiring the approval of the Members pursuant to Section 4.1(b).
                                                           --------------
Managing Member shall, as applicable, manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Projects after a Declared Default in accordance with the final approved Workout Plan and the budgets set forth therein.

                Section 6.6     Sale of Projects. If neither Member has
                                ----------------
exercised the buy/sell provisions pursuant to ARTICLE XI, on the fifth (5/th/)
                                              ----------
anniversary of the date hereof, the Members shall cause the Company to begin to actively identify and review disposition opportunities for the Projects. The material terms of any sale, conveyance, lease, hypothecation, assignment, transfer or other disposition of all or any portion of a Project must first be approved by the Members as a Major Decision; provided, however, that, except for
                                             --------  -------
a disposition under ARTICLE XIII, no Project disposition shall be permitted
                    ------------
hereunder if in the written opinion of counsel to NHP, which counsel shall be reasonably approved by JER, such disposition would cause NHP to be subject to the one hundred percent (100%) tax on net income from "prohibited transactions" pursuant to Code Section 857(b)(6).

                Section 6.7     Member Rights. The Company recognizes that the
                                -------------
Members and their members, partners, shareholders, officers, directors, employees, agents, representatives and Affiliates (collectively, the "Member Parties"), have or may in the future have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company and that subject to the restrictions in Section 6.3 in
                                                                -----------
connection with NHP, the Member Parties are entitled to carry on such other business interests, activities and investments. Subject to the restrictions in
Section 6.3 in connection with NHP, the Member Parties may engage in or possess
-----------
an interest in any other business or venture of any kind, independently or with others, including owning, financing, acquiring, leasing, promoting, developing, improving, operating, managing and servicing real property on their own behalf or on behalf of other entities with which they are affiliated or otherwise, and each of the Member Parties may engage in any such activities, whether or not competitive with the Company, without any obligation to offer any interest in such activities to the Company. Except as hereinafter provided, neither the Company nor the other Member shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived there from, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Notwithstanding the foregoing provisions of this Section 6.7, no Member, without the other's prior written
                   -----------
consent, shall actively solicit or negotiate with any existing resident of any Company Property that is not then leased to an independent third party operator for relocation from such Company Property to any other property owned, directly or indirectly, by such Member or any of its Affiliates that is of the same primary designated healthcare use (e.g., skilled nursing facility, assisted
                                   ----
living facility, etc.).

                Section 6.8     Affiliate Transactions. Notwithstanding anything
                                ----------------------
to the contrary contained herein (but without limitation on the Major Decision approval rights of the Members), if there is a contract between the Company and a Member or an Affiliate of a Member, then the other Member shall have the right unilaterally (but not the obligation) to make any decision by the Company to terminate or to exercise any right (including any right to approve or any right to receive documents) or remedy under such contract on behalf of Company. If any such contract with an Affiliate is terminated, any substitute contract shall be with a third party reasonably satisfactory to the Members.

                                  ARTICLE VII
                                    REPORTS

                Section 7.1     Books and Records. Managing Member shall cause
                                -----------------
to be kept proper and complete records and books of account in which shall be entered fully and accurately all transactions and other matters relating to the business of the Company as are usually entered into such records and books of account kept for businesses of a like character. Such records and books shall be kept on an accrual basis, except as the Members may otherwise determine. At all times, such books and records shall be available at the Company's principal place of business for inspection, examination, photocopying or audit by any Member, or the duly authorized representative thereof, during reasonable business hours and upon reasonable advance notice for any purpose reasonably related to such Member's interest as a Member.

                Section 7.2     Accounting and Fiscal Year.  The Company shall
                                --------------------------
retain Ernst & Young LLP as the regular accountant and auditor for the Company (the "Company

Accountant"). Any termination or replacement of the Company Accountant shall constitute a Major Decision. The fees and expenses of the Company Accountant shall be a Company expense. The Company shall report its operations for tax purposes on the accrual method. The taxable year of the Company shall end on December 31 of each year, unless a different taxable year shall be required by the Code. Managing Member shall cause the Company Accountant to prepare and submit to the Members for their review and approval the Company's federal, state and local tax returns no later than ninety (90) days after the most recent fiscal year.

                Section 7.3     Financial Reports. Managing Member shall prepare
                                -----------------
or cause to be prepared at Company expense for the Members reports in form and substance reasonably acceptable to JER as follows:

                (a) an annual report of all income and all expenses of the Company and the Subsidiary Companies within ninety (90) days of the end of the calendar year, audited by an independent nationally recognized accounting firm reasonably satisfactory to the Members;

                (b) to the extent required for tax purposes, copies of the Company's and the Subsidiary Companies' annual federal and state income tax returns together with a copy of that certain IRS form commonly referred to as a "Schedule K-1," plus a copy of its Virginia and Delaware equivalents, within ninety (90) days following the end of each calendar year;

                (c) a monthly report for each calendar month, certified by Managing Member to be true, accurate and complete in all material respects, and submitted to JER within thirty (30) days of the end of each such calendar month (the "Periodic Report"). Each Periodic Report shall include the following: (i) an operating statement and report of financial condition of the Company for such period; (ii) if applicable, a Contribution Request containing Managing Member's estimate of the amount needed to be contributed by the Members pursuant to
ARTICLE III for the succeeding month; (iii) all reports required under the
-----------
constituent documents for the Subsidiary Companies; (iv) copies of all reports and information required to be provided to the Company by the third party operators of the Projects; (v) general ledger income statements for each of the Subsidiary Companies; and (vi) if applicable, a calculation by Managing Member of the amount of all distributable cash for the preceding calendar month and a calculation by Managing Member of the respective distributions if any, to Members pursuant to ARTICLE IV; and
                    ----------

                (d) such other reports as may be required by the Company's or any of the Subsidiary Companies' lenders or reasonably requested by JER.

                Section 7.4     Business Plans and Budgets. A Business Plan and
                                --------------------------
Operating Budget for the Company shall be approved by the Members as a Major Decision prior to the Company's acquisition of its first Project and an Operating Budget, Capital Budget and Business Plan for each Project shall be approved by the Members as a Major Decision prior to the Company's acquisition thereof as set forth in Section 6.2(c). No less than thirty (30) days prior to
                        --------------
the expiration of each Company fiscal year thereafter or from time to time as determined appropriate by the Managing Member, the Operating Budgets shall be updated in proposed form by Managing Member with respect to the next fiscal year and be made available for review and approval by the Members. Each proposed form of Operating Budget shall set forth on a monthly basis all anticipated income, operating expenses, proposed and/or actual debt service terms and payments and capital and other costs and expenses of the Property and/or for the Company (as applicable). In the event the Members have not approved an updated Operating Budget with respect to the then current fiscal year of the Company, the immediately prior version of the applicable Operating Budget shall remain in full force and effect.

                                  ARTICLE VIII
                                 INDEMNIFICATION

                Section 8.1     Indemnification by the Members. Each Member
                                ------------------------------
hereby agrees to indemnify, defend and hold harmless the other Member and the Company (and their respective direct and indirect agents, employees, representatives, officers, directors, shareholders, members and partners) from and against all claims, losses, damages, cost, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys' fees ("Claims") which may arise as a result of any of the following on the part of such indemnifying Member, its agents, employees or other representatives: a default under or breach of this Agreement or any act or omission that constitutes fraud, bad faith, gross negligence or willful misconduct on the part of the indemnifying Member. Such indemnity shall survive the termination or expiration of the Term, the sale of all of the Property and the transfer or sale of the Membership Rights of the indemnifying Member.

                Section 8.2     Indemnification by the Company. No Member or its
                                ------------------------------
direct or indirect agents, employees, representatives, officers, directors, shareholders or members, nor any officer or employee of the Company, shall be liable to the Company or to any Member for any act performed, or omitted to be performed, by it in the conduct of its duties as a Member or Company officer or employee, if such act or omission is performed or omitted in good faith and was reasonably believed to be in the best interests of the Company and was within the scope of authority granted to such Member or Company officer and is performed or omitted without fraud, bad faith, gross negligence or willful misconduct on the part of such Member or Company officer or employee, except for breaches by such Member of its obligations under this Agreement. The Company shall defend, indemnify and save harmless each Member, and their direct or indirect agents, employees, representatives, officers, directors, shareholders, members or partners, and each Company officer, employee from any Claim sustained by such Member, employee or officer by reason of any act performed, or omitted to be performed, in good faith and was reasonably believed to be in the best interests of the Company and was within the scope of authority granted to such Member, employee or officer and without fraud, bad faith, gross negligence or willful misconduct in the conduct of their duties, except for breaches by such Member of its obligations under this Agreement. Such indemnity shall not be construed to limit or diminish the coverage of any Member or Company officer under any insurance obtained by the Company and any such insurance policies obtained by the Company shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against any Member or other indemnified Persons. Payment shall not be a condition precedent to any indemnification provided in this Agreement. The indemnification and agreement to hold harmless from the Company contained in this Section 8.2 shall be
                                                 -----------
recoverable only out of assets of the Company and not from any Member.

                Section 8.3     General Indemnity Provisions.  Each indemnity
                                ----------------------------
provided for under this Agreement shall be subject to the following provisions:

                (a) The indemnity shall cover the costs and expenses of the indemnitee, including reasonable attorneys' fees and court costs, related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

                (b) The indemnitee shall notify the indemnitor of any Claim against the indemnitee covered by the indemnity within forty-five (45) days after the indemnitee has notice of such Claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability with counsel reasonably acceptable to the indemnified party upon learning of the same, then the indemnitee may reasonably settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such reasonable settlement, which amount of such liability shall include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by the indemnitee in effecting such settlement.

                                   ARTICLE IX
                                  DISTRIBUTIONS

                Section 9.1     Payments and Distributions of Available Cash.
                                --------------------------------------------

                (a) Managing Member shall cause the Company to make payments of or distribute all available cash in excess of Reserve Accounts (as are approved by the Members) and only after the payment or reasonable provision for all Company expenses in accordance with the Budgets (including, without limitation, the Management Fee) to the Members, on the last day of each calendar month next succeeding the calendar month during which such cash was received (except in the case of a sale or refinancing of any Property, whereupon distributions shall be made at the time of such sale or refinancing or as soon as reasonably practicable thereafter), in the following order of priority:

                    (i) First, to the Members in an aggregate amount equal to
                        -----
the aggregate interest (for the current period and all previous periods) and principal outstanding under its Priority Loans (amounts distributable under this
Section 9.1(a)(i) shall be distributed to the Members pro rata based on the then
-----------------
outstanding amounts of accrued interest and then principal; all distributions which would otherwise be made to the Non-Contributing Member under this Section

9.1(a) shall until the outstanding balance of principal and interest under any such Priority Loan(s) is satisfied in full, be made instead, to the Contributing Member with respect to such Priority Loan. Any such payment from distributions shall be deemed to have been received by the Non-Contributing Member and turned over in payment of such Priority Loan);

                    (ii) Second, to the Members in proportion to their
                         ------
then-current Member Percentages at the time of such distribution, until such time as the Members shall have received aggregate distributions pursuant to this
Section 9.1(a)(ii) equal to an amount which
------------------
provides each Member with a twenty percent (20%) Internal Rate of Return on their aggregate Capital Contributions;

                (iii) Third, (x) ninety percent (90%) to the Members in
                      -----
proportion to their then-current Member Percentages at the time of such distribution, and (y) ten percent (10%) to NHP, until such time as JER shall have received aggregate distributions pursuant to Section 9.1(a)(ii) and this
                                                  ------------------
Section 9.1(a)(iii) equal to an amount which provides each Member with a thirty
-------------------
percent (30%) Internal Rate of Return on their aggregate Capital Contributions; and

                (iv)  Thereafter, (x) eighty percent (80%) to the Members in
                      ----------
proportion to their then-current Member Percentages at the time of such distribution, and (y) twenty percent (20%) to NHP.

          (b) It is not intended that JER will be in a worse position by reason of the fact that the Projects may be sold separately. Accordingly, notwithstanding the provisions of this Section 9.1, if at the time (the
                                       -----------
"Applicable Time") a Project is sold, (i) the aggregate amount of distributions then or previously received by JER under this Section 9.1, with each such
                                              -----------
distribution increased, for purposes of this clause (i) by twenty percent (20%) per annum, compounded monthly (the "Rate of Return"), from the date received to the Applicable Time, is less than (ii) what JER would have received pursuant to the provisions of this Section 9.1 had all distributions then or theretofore
                       -----------
received been made simultaneously in a single distribution at the Applicable Time, with each prior distribution increased, for purposes of calculating the amount of such single distribution under this clause (ii) by the Rate of Return from the date each such prior distribution was made to the Applicable Time, then NHP shall immediately pay to JER the amount of such deficiency, regardless of whether NHP's share of the distributions from such sale are sufficient to pay the same; provided, however, that in no event shall any amounts payable to JER
          --------  -------
from NHP pursuant to this Section 9.1(b) exceed the actual distributions that
                          --------------
NHP received pursuant to the provisions of Section 9.1(a)(iii)(y) and Section
                                           ----------------------     -------
9.1(a)(iv)(y), with each such prior distribution increased for this purpose by
-------------
the Rate of Return from the date each such prior distribution was made to the Applicable Time. To the extent necessary, the Managing Member will make appropriate adjustments to the Members' Capital Accounts and allocations (as set forth in Exhibit B hereto) if any such payments are made pursuant to this
         ---------
Section 9.1(b).
--------------

          Section 9.2 Withdrawal of Capital. Except as expressly provided in
                      ---------------------
this Agreement or as otherwise approved by the Members, no Member shall be entitled to withdraw capital or to receive distributions of or against capital without the prior approval of, and upon the terms and conditions agreed upon, by all Members.

                                    ARTICLE X
                    TRANSFER AND CERTAIN OTHER RESTRICTIONS

          Section 10.1 No Transfers of Membership Rights or Member Economic
                       ----------------------------------------------------
Interests.
---------

          (a) Neither Member shall have the right or power to Transfer its Membership Rights or Member Economic Interest, or any portion thereof or any interest therein, nor shall it have the right to substitute another person or party in its place or stead as a Member hereof, in each case without the prior written approval of all of the other Members. Any purported Transfer in violation of the terms hereof shall be null and void. Notwithstanding the foregoing, JER shall have the right to Transfer its respective Membership Rights to its Affiliate without the consent of NHP; provided, that (i) the transferee shall have assumed any and all of the
--------
obligations under this Agreement with respect to the Membership Rights to which the Transfer relates; (ii) all reasonable expenses incurred in connection with the Transfer shall have been paid by or for the account of such transferee (including, without limitation, all Company and NHP costs and expenses incurred in its review and documentation of such Transfer); and (iii) all agreements, articles, minutes, written consents and all other necessary documents and instruments shall have been executed and filed and all other acts shall have been performed which NHP reasonably deems necessary to make the transferee a "Substitute Member" of the Company and to preserve the status of the Company as a limited liability company.

          (b) Any permitted transferee may become a Substitute Member of the Company. All references to NHP contained herein shall be deemed to refer to NHP and all permitted transferees. All references to JER contained herein shall be deemed to refer to JER and all permitted transferees. Any such Substitute Member shall expressly assume and be bound by all of the terms and conditions of this Agreement from and after the effective date of the admission of such Substitute Member. A transferee of a Member's Member Economic Interest shall be entitled to be an Assignee of Record. "Assignee of Record" as used herein means a person who has acquired a beneficial interest in all or a portion of the Member Economic Interest of a Member as evidenced by a written instrument of assignment, the effective date of which has passed, and whose Member Economic Interest has been reflected on the books of the Company, but who has not been admitted to the Company as a Substituted Member.

          Section 10.2 Change in Control of a Member. Without limiting the
                       -----------------------------
generality of the provisions of Section 11.1(a), upon the occurrence of a Change
                                ---------------
of Control Event with respect to either Member, the sole remedy of the other Member shall be to trigger its buy/sell rights pursuant to ARTICLE XI. A "Change
                                                           ----------
of Control Event" shall mean a transaction or a series of related transactions (voluntary or involuntary, by operation of law or otherwise) resulting in (i) a merger of (or other business combination with respect to) such Member, where the Person(s) owning such Member prior to such event constitute less than fifty percent (50%) of the Person(s) owning such Member after such event or where the Person(s) owning such Member prior to such event do not retain possession, directly or indirectly, of the right to direct or cause the direction of the management and policies of such Member, whether through the ownership of voting securities, by contract or otherwise, (ii) a change in the beneficial ownership of more than fifty percent (50%) of the outstanding voting securities of such Member, or (iii) a sale of all or substantially all of the assets of such Member; provided, however, that a Transfer permitted pursuant to Section 10.1
        --------  -------                                        ------------
shall not constitute a Change of Control Event for purposes of the foregoing.

                                   ARTICLE XI
                                 BUY/SELL RIGHTS

          Section 11.1 Exercise.
                       --------

          (a) Each Member shall have the right to purchase or sell its respective Membership Rights in the Company to the other Member in the manner set forth in this Section 11.1 at any time without restriction.
                  ------------

          (b) Either Member (the "Offeror") may serve upon the other Member (the "Offeree") a notice in writing (the "Offering Notice") which shall contain the following terms:

                (i)  a statement of intent to rely on this Section 11.1; and
                                                           ------------

                (ii) a valuation stating the aggregate dollar amount (the "Property Valuation Amount") which the Offeror, as a third party, would be willing to pay for all of the Property as of the date of the Offering Notice (the "Offering Notice Date") free and clear of all liabilities on such Property and the amount (the "Buy/Sell Distribution Amount") that each Member would have been entitled to receive if the Company had sold all of the Property to a third party for the Property Valuation Amount and paid all Company liabilities (and liabilities secured by the Property) and distributed the net proceeds of such sale to the Members in accordance with this Agreement on the Offering Notice Date.

          (c) The Offeree shall then have the obligation either:

                (i) to sell all, but not less than all, of its Membership Rights in the Company to the Offeror for an amount equal to its respective Buy/Sell Distribution Amount; or

                (ii) to purchase all, but not less than all, of the Membership Rights in the Company of the Offeror for an amount equal to the Offeror's respective Buy/Sell Distribution Amount.

If the Offeree disagrees with any Buy/Sell Distribution Amount set forth in an Offering Notice, then the Offeree shall have the right to challenge the determination thereof by delivering a written notice to the Offeror within ten
(10) days of the Offering Notice Date. Failure to give such notice of challenge within such period shall be deemed approval of such determination by the Offeree. If the Offeree timely delivers such notice of challenge, and if within ten (10) days of the Offeror's receipt of such notice, the Members have not agreed in writing on the determination of the Buy/Sell Distribution Amount in dispute, then the Members shall jointly select a certified public accounting firm (the "Selected Accountant") to determine the proper Buy/Sell Distribution Amount in dispute. If the Members are unable to agree upon the Selected Accountant, the Offeror shall deliver to the Offeree a list of three (3) of the "big five" (or then commonly referred to equivalent thereof) accounting firms. The Offeree shall within three (3) business days of its receipt of such list choose one (1) of the firms on the list to be the Selected Accountant. If the Offeree does not make a timely selection, the Offeror shall choose the Selected Accountant from the list and such determination shall be binding upon the Offeree. Each of the Members shall cooperate fully with the Selected Accountant to assist in such determination, including, without limitation, providing copies of all books and records of the

Company and such other information requested by the Selected Accountant. The Selected Accountant shall make its determination of the Buy/Sell Distribution Amount in dispute within sixty (60) days from the Offering Notice Date and the results thereof shall be binding on the Members for the sole purpose of determining the Buy/Sell Distribution Amount in dispute. Each of the Members shall bear equally the costs and fees of the Selected Accountant in making its determinations. Each of the Members hereby agree that the Selected Accountant shall have no liability to any of the Members for its determination of the Buy/Sell Distribution Amount in dispute, unless in making such determination the Selected Accountant has committed gross negligence or willful misconduct. In connection therewith, each Member hereby indemnifies and holds harmless the Selected Accountant from any liabilities, damages, costs or expenses (including, without limitation, actual attorneys' fees) arising from any claim asserted by such Member against the Selected Accountant in connection with making the determination required by this Section 11.1(c), provided that the Selected
                               ------------     --------
Accountant has not committed gross negligence or willful misconduct.

          (d) Within forty-five (45) days after the date on which the Buy/Sell Distribution Amounts for each of the Members are determined in accordance with
Section 11.1(c) (the "Buy/Sell Option Period"), the Offeree shall notify the
------------
Offeror as to whether the Offeree will elect to purchase the Membership Rights of the Offeror (a "Purchase Notice") or will elect to sell its Membership Rights in the Company to the Offeror (a "Sale Notice"). If the Offeree does not notify the Offeror of its election prior to expiration of the Buy/Sell Option Period, the Offeree shall for all purposes be conclusively deemed to have elected to sell its Membership Rights in the Company to the Offeror as provided in this
Section 11.1. To be effective, a Purchase Notice shall be accompanied by a
------------
deposit (in the form of a certified or cashier's check payable to the Offeror) by the Offeree (the "Offeree Deposit") in an amount equal to ten percent (10%) of the applicable Buy/Sell Distribution Amount. If the Offeree either delivers a Sale Notice to the Offeror, as set forth above, or is deemed to have elected to sell its Membership Rights in the Company to the Offeror, the Offeror shall have ten (10) business days after the date of its receipt of the Sale Notice or the date of such deemed election, as applicable, to deliver a deposit (in the form of a certified or cashier's check payable to the Offeree) by the Offeror (the "Offeror Deposit"; the Offeree Deposit or the Offeror Deposit, as applicable, the "Deposit") in an amount equal to ten percent (10%) of the Offeree's Buy/Sell Distribution Amount.

          (e) The Member obligated to purchase under this Section 11.1 (the
                                                          ------------
"Purchasing Member") shall fix a date (the "Buy/Sell Closing Date") upon which the closing of such purchase (the "Buy/Sell Closing") shall occur not later than ninety (90) days following the stated expiration of the Buy/Sell Option Period. The Member which is obligated to sell its Membership Rights pursuant to this
Section 11.1 shall be referred to herein as the "Selling Member." The Buy/Sell
------------
Closing shall take place at a location in the United States as designated by the Purchasing Member. The Deposit shall be credited toward the purchase price of the Membership Rights in the Company being sold at the Buy/Sell Closing. The costs of the Buy/Sell Closing shall be borne equally between the Members.

          (f) At the Buy/Sell Closing, the Selling Member shall execute and deliver to the Purchasing Member assignments of interest, deeds, bills of sale, instruments of conveyance, and other instruments as the Purchasing Member may reasonably require (collectively, the "Transfer Documents"), to give it title to all of the selling Member's Membership Rights in the Company, and of the Company's right, title and interest in and to the Property, and the Selling Member hereby irrevocably constitutes and appoints the Purchasing Member its attorney-in-fact to execute, acknowledge and deliver such instruments as may be necessary or appropriate to carry out and enforce the provisions of this
Section 11.1(f). The Transfer Documents shall contain no representations or
---------------
warranties other than customary representations and warranties as to authority and representations and warranties regarding the Selling Member's Membership Rights being transferred. The Purchasing Member shall deliver to the Selling Member cash for the full amount of the consideration for such Membership Rights, and shall deliver any other documents necessary from the Purchasing Member to conclude the Buy/Sell Closing. The Selling Member shall transfer its Membership Rights free of all liens or encumbrances. Any loans made to the Company by the Selling Member and/or its Affiliates shall be repaid in full by the Company at the Buy/Sell Closing. Further, upon the Buy/Sell Closing, the Selling Member and its Affiliates shall be released from its liability under any loans to the Company (including, without limitation, any Priority Loans) and any guarantees made in connection therewith. If a Company creditor refuses to so release the Selling Member and its Affiliates, the Purchasing Member shall indemnify the Selling Member and its Affiliates from liability under such loans and guarantees.

          (g) Unless otherwise agreed by the Members prior to Buy/Sell Closing, payment of the amount due at the Buy/Sell Closing to the Selling Member shall be by wire transfer of federal funds (United States dollars) to accounts at a bank or other financial institution designated by the Selling Member. Distributions with respect to all Company income and expenses shall be prorated as of midnight on the day preceding the Buy/Sell Closing. For purposes of calculating such prorations, Purchasing Member shall be deemed to be in title to the Company and the Property as of the date of the Buy/Sell Closing. Within sixty (60) days following the Buy/Sell Closing, the Company Accountant shall deliver to the Selling Member a final audit setting forth the final determination of all such Company income and expenses to be prorated as of the Buy/Sell Closing along with any remaining distributions with respect thereto. Any disputes between the Members over such final report and distributions shall be resolved pursuant to the arbitration provisions set forth in Section 14.3.
                                        ------------

          Section 11.2  Breach; Enforcement.
                        -------------------

          (a) Subject to the provisions of this Section 11.2 and Section 14.3,
                                                ------------     ------------
the remedies available for the breach of a Member's obligations under Section
                                                                      -------
11.1 shall be all those available under law and equity, including specific
----
performance since the Members understand and acknowledge that damages alone would be inadequate. If the Purchasing Member defaults in its obligation to purchase under Section 11.1, the same shall be deemed an Event of Default
               ------------
hereunder by the Purchasing Member and (i) all actions requiring the consent of both Members under this Agreement from and after the date of such default shall require only the consent of the Selling Member, and (ii) the Selling Member shall be entitled to retain the Deposit as liquidated damages and shall not be entitled to other damages for such breach, but the foregoing shall not limit any rights of the Members under Section 14.16.
                            -------------

          (b) The Members acknowledge and agree that each Member's Interest is extraordinary and unique, and the provisions of this ARTICLE XI relating to a
                                                     ----------
purchase and sale of its Membership Rights shall be specifically enforceable as if such Member's Membership Rights were an interest in real property.

          (c) The Members hereby agree that the provisions contained in this
ARTICLE XI shall remain in full force and effect until the Company has been
----------
completely wound up and all of the Property has been liquidated and otherwise distributed among the Members pursuant to the provisions of Section 13.2.
                                                            ------------

                                  ARTICLE XII
                                DEFAULT; REMEDIES

          Section 12.1 Events of Default. The occurrence of any of the following
                       -----------------
events by or with respect to a Member (the "Defaulting Member"; and the other Member shall be referred to herein as the "Non-Defaulting Member"), shall be defaults under this Agreement and if not cured within the applicable notice and cure period provided below, if any, with respect to such default shall constitute an "Event of Default" hereunder:

          (a) The (i) failure of a Member to make a required Capital Contribution pursuant to Section 3.2 within the time period set forth in Section
                         -----------                                     -------
3.4(b), (ii) occurrence of any Transfer prohibited under ARTICLE X or (iii)
------                                                   ---------
failure to timely comply with the purchase and/or sale obligations pursuant to
ARTICLE XI.
----------

          (b) Other than as set forth in Section 12.1(a), the failure of a
                                         ---------------
Member (or any Affiliate thereof) to make any contribution, advance or other payment as required pursuant to this Agreement or any Ancillary Agreement that is not cured within five (5) business days (or any other applicable cure period specified herein or therein) of written notice to the Defaulting Member.

          (c) Other than as set forth in Section 12.1(a) and (b), the failure of
                                         ---------------     ---
a Member (or any Affiliate thereof) to perform any of its other obligations under this Agreement or any Ancillary Agreement or the breach by a Member of any of the terms, conditions, representations, warranties or covenants of this Agreement or any Ancillary Agreement and a continuation of such failure or breach for more than thirty (30) days after notice by a Non-Defaulting Member to the Defaulting Member that such Member has failed to perform any of its obligations under, or has breached, this Agreement or any Ancillary Agreement; provided, that if such failure or breach is of the nature that it can be cured
--------
but cannot reasonably be cured within such thirty (30) day period, such period shall be extended for up to an additional one hundred eighty (180) days so long as the Defaulting Member in good faith commences all reasonable curative efforts within thirty (30) days of its receipt of such notice from the Non-Defaulting Member and diligently and expeditiously continues its curative efforts to completion; provided, further, that such thirty (30) day cure period shall not
            --------  -------
be applicable to the breach of any representations or warranties by a Member under this Agreement or any Ancillary Agreement that are actually known to be false by such Member at the time they are made.

          (d) As to any Member or any Affiliate thereof (a "Bankruptcy/Dissolution Event"): a case or proceeding shall be commenced by any Member seeking relief under the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; an adjudication that any Member is insolvent or bankrupt; the entry of an order for relief under the federal Bankruptcy Code with respect to any Member; the filing of any such petition or the commencement of any such case or proceeding against any Member, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; the filing of an answer by any Member admitting or failing to contest the allegations of any such petition; the appointment of (or seeking, consenting to or acquiescing in the appointment of) a trustee, receiver or custodian for all or substantially all of the assets of any Member unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of any Member (or if such appointment is stayed within such ninety (90) day period, such appointment is not vacated within ninety (90) days of the expiration of such stay); the insolvency of any Member or the execution by any Member of a general assignment for the benefit of creditors; the convening by any Member of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure generally of any Member to pay its debts as they become due; any Member's failure to prevent the levy and attachment (other than mechanic's liens that are removed in the ordinary cause of business) or execution or other seizure of the Property or any portion thereof where the same is not discharged within thirty (30) days thereafter; the levy, attachment, execution or other seizure of all or substantially all of the assets or the Member Economic Interest of any Member where such seizure is not discharged within thirty (30) days thereafter; the admission by any Member in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due; provided, with respect to an Affiliate
                                         --------
of a Member, in each case, such event could reasonably affect such Member's ability to perform its obligations under this Agreement.

          Section 12.2 Remedies. Upon the occurrence of any Event of Default,
                       --------
the Non-Defaulting Member(s) may elect to do one or more of the following:

          (a) if as a result of the failure of the Defaulting Member to make a required Capital Contribution, to elect one of its remedies pursuant to Section
                                                                        -------
3.4;
---

          (b) enforce any covenant by the Defaulting Member to advance money or to take or forbear from any other action hereunder; or

          (c) except as otherwise expressly provided herein, pursue any other remedy permitted by this Agreement or at law or in equity, including without limitation, to trigger its buy/sell rights pursuant to ARTICLE XI.
                                                       ----------

          Section 12.3 Cumulative Remedies. Except as otherwise expressly
                       -------------------
provided herein, no remedy conferred upon the Company or any Member in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but rather each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

          Section 12.4 Litigation Without Termination. Any action or proceeding
                       ------------------------------
brought by any Member or the Company against any Member or the Company (including any action for damages, specific performance or declaratory relief) for or by reason of a breach by such party of this Agreement or any other agreement entered into in connection with the same, shall not, in and of itself, result in a termination of the Company (other than an action to terminate the Company that is successful).

          Section 12.5 No Waiver. No waiver by a Member or the Company of any
                       ---------
breach of or default under this Agreement shall be deemed to be a waiver of any other breach or default of any kind or nature, and no acceptance of payment or performance by a Member or the Company after any such breach or default shall be deemed to be a waiver of any breach or default of this Agreement, whether or not such Member or the Company knows of such breach or default at the time it accepts such payment or performance. No failure or delay on the part of a Member or the Company to exercise any right it may have shall prevent the exercise thereof by such Member or the Company at any time such other may continue to be so in default, and no such failure or delay shall operate as a waiver of any default.

                                  ARTICLE XIII
                           DISSOLUTION OF THE COMPANY

          Section 13.1 Events Giving Rise to Dissolution. No act, thing,
                       ---------------------------------
occurrence, event or circumstance shall cause or result in the dissolution of the Company, except that the happening of any one of the following events shall cause a dissolution of the Company:

          (a) the sale or other disposition of all or substantially all of the Property of the Company and the receipt of the proceeds therefore;

          (b) the unanimous agreement in writing by the Members to dissolve the Company;

          (c) the occurrence of a Bankruptcy/Dissolution event with respect to any Member if the other Member so elects;

          (d) the expiration of the Term pursuant to Section 1.3; or
                                                     -----------

          (e) any other event which is deemed to cause dissolution of the Company under the Act.

          Except as otherwise provided in this Agreement, each Member agrees that, without the prior written consent of the Members, (i) a Member shall not have the right to resign or withdraw from the Company, and (ii) a withdrawing Member shall not be entitled to receive any Company distributions and shall not otherwise be entitled to receive the fair value of its Membership Rights in the Company.

          Section 13.2 Winding Up. Upon the dissolution of the Company as herein
                       ----------
provided, the Company shall engage in no further business thereafter other than that necessary to wind up the business and distribute the assets. In the event of a dissolution of the Company, Managing Member shall be the "Liquidating Member" hereunder and shall wind up the affairs of the Company and liquidate its assets; provided, however, that if Section 13.1(c) applies with respect to the
        --------  -------          ---------------
Managing Member, then JER shall be the Liquidating Member hereunder. Cash (other than proceeds from the liquidation of the assets of the Company) shall continue to be applied and distributed during the winding-up period in the same manner as provided for in ARTICLE IX (subject, however, to the provisions of Section 3.2
                ----------                                         -----------
and Section 3.4). The Liquidating Member shall have the right and unlimited
    ------------
discretion to determine, in good faith, the time, manner and terms of any sale or sales of the assets of the Company pursuant to such liquidation, subject to the Major Decision approval rights of the Members hereunder; provided, however, that such decisions shall not constitute Major
           --------  -------
Decisions requiring the approval of the Members in the event such dissolution arises pursuant to Section 13.1(c). The proceeds from the liquidation of the
                   ---------------
assets of the Company shall be applied as follows:

          (a) First, to the payment of third party financing and liabilities of
              -----
the Company (including any outstanding amounts due on any indebtedness encumbering the Property, or any part thereof) and the Company's expenses of liquidation;

          (b) Second, to any reserves which the Liquidating Member shall
              ------
reasonably determine to be necessary for contingent, unliquidated or unforeseen liabilities of the Company; and

          (c) Third, not later than the latest time specified for such
              -----
distributions pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) to the Members in accordance with their respective positive Capital Account balances (after adjustment to reflect the allocations pursuant to Exhibit B).
                                                                  ----------
With the approval of the Members, a pro rata portion of the distributions that would otherwise be made to the Members under the preceding sentence may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any trust established under this Section 13.2(c) shall be distributed to the Members
                             ---------------
from time to time by the trustee of the trust upon approval of the Members in the same proportions as the amount distributed to the trust by the Company would otherwise have been distributed to the Members under this Agreement.

                                  ARTICLE XIV
                                  MISCELLANEOUS

          Section 14.1 Notices. Any notice with a Member is required or may
                       -------
desire to give the other Member shall be in writing and may be delivered (a) personally, (b) by United States registered or certified mail, postage prepaid,
(c) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice), or (d) by telecopy; provided, that such telecopy shall be immediately followed by
             --------
delivery of such notice pursuant to clause (a), (b) or (c) above. Any such notice to a Member shall be addressed at the address set forth below (subject to the right of a Member to designate a different address for itself by notice similarly given):

    If to NHP:                  Nationwide Health Properties, Inc.
                                610 Newport Center Drive, Suite 1150
                                Newport Beach, California 92660
                                Attn: Chief Executive Officer
                                      with a copy to General Counsel
                                Telecopy No.: (949) 759-6887

              With copies to:       O'Melveny & Myers LLP
                                    610 Newport Center Drive, 17/th/ Floor
                                    Newport Beach, California  92660-6429
                                    Attn:  Steven L. Edwards, Esq.
                                    Telecopy No.: (949) 823-6994

         If to JER:                 JER Partners
                                    1650 Tysons Boulevard
                                    Suite 1600
                                    McLean, Virginia 22101
                                    Attn: Mr. Paul A. Froning
                                    Telecopy No.: (703) 714-8107

              With copies to:       JER Partners
                                    1650 Tysons Boulevard
                                    Suite 1600
                                    McLean, Virginia 22101
                                    Attn: Luann S. Sinclair, Esq.
                                    Telecopy No.: (703) 714-8102

Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused) as evidenced by confirmed answerback if by facsimile; provided, that if any notice
                                                   --------
or other communication to be delivered by facsimile is unable to be transmitted because of a problem affecting the receiving party's facsimile machine, the deadline for receiving such notice or other communication shall be extended through the next business day, as shown by the addressee's return receipt if by certified mail, and as confirmed by the courier service if by courier; provided,
                                                                       --------
however, that if such actual delivery occurs after 5:00 p.m. (local time where
-------
received) or on a non-business day, then such notice or demand so made shall be deemed effective on the first business day after the day of actual delivery. No communications via electronic mail shall be effective to give any notice, request, direction, demand, consent, waiver, approval or other communications hereunder.

              Section 14.2 Entire Agreement. This Agreement, together with the
                           ----------------
Exhibits hereto, represent the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, writings or understandings between the parties with respect to the subject matter hereof. Except as otherwise expressly provided herein, no amendment or modification to this Agreement shall be binding unless same shall be in writing and signed by all Members.

              Section 14.3 Arbitration; Governing Law.
                           --------------------------

              (a) Except as set forth in Section 14.3(b) below and except to the
                                         ---------------
extent another dispute resolution procedure is set forth in this Agreement, any controversy, claim or dispute between the Members arising out of or related to this Agreement or the rights of the parties hereunder shall be resolved pursuant to an arbitration proceeding ("Arbitration Proceeding") in accordance with the terms set forth on Exhibit C attached hereto.
                   ---------

          (b) Each Member shall have the right to apply to any court of competent jurisdiction and/or to the arbitrator(s) for an order or award of interim, provisional or conservatory measures in order to maintain the status quo or to protect its rights or property pending arbitration pursuant to this Agreement, and any such application shall not be deemed incompatible with, or a waiver of, the Members' agreement to arbitrate.

          (c) Nothing herein shall in any way limit the right of any Member to exercise self-help remedies or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any Arbitration Proceeding. The award rendered by the arbitrator(s) shall be final and binding between the parties and not subject to appeal or other recourse. Recognition and enforcement of any award rendered by the arbitrator(s) may be sought in any court of competent jurisdiction.

          (d) The Members and any of their permitted transferees hereby waive all rights to (i) bring any derivative action pursuant to Sections 18-1001 through 18-1004 of the Act, or (ii) apply to a Delaware Court of Chancery to hear and determine any matter related to managers, contested votes, or any other matter under Section 18-110 of the Act, or to interpret, apply or enforce the provisions of this Agreement or to take any other action described in Section 18-111 of the Act.

          (e) Notwithstanding the commencement of an Arbitration Proceeding pursuant to this Section 14.3 and under the terms of Exhibit C, the Members
                 ------------                        ---------
shall be required to continue to perform such obligations and to take such actions as are necessary to continue to the operations and business of the Company unless an order or direction to the contrary is issued by a court of competent jurisdiction or the arbitrator(s).

          (f) Subject to the provisions of Section 14.3(d), the laws of the
                                           --------------
State of Delaware, including, without limitation, the Act, shall govern the organization and internal affairs of the Company and the liability of the Members. Nevertheless, to the extent that reference need be made to the law of any state to enforce the decision made in any Arbitration Proceeding or any legal proceeding brought pursuant to, or to apply or interpret the procedural rules applicable to any Arbitration Proceeding or any legal proceeding brought pursuant to Section 14.3(b), the internal laws of the State of New York (without
            --------------
reference to the rules regarding conflict or choice of laws of such State) shall be utilized for such purpose.

          Section 14.4 Successors and Assigns. Except as herein otherwise
                       ----------------------
specifically provided, this Agreement shall be binding upon and inure to the benefit of the Members and their permitted successors and assigns.

          Section 14.5 Captions. Captions contained in this Agreement in no way
                       --------
define, limit or extend the scope or intent of this Agreement.

          Section 14.6 Severability. If any provision of this Agreement,
                       ------------
including the arbitration provisions, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to the persons or circumstances, shall not be affected thereby.

          Section 14.7  Counterparts. This Agreement may be executed in several
                        ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Any signature page of this Agreement may be detached from any counterpart of this Agreement and re-attached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

          Section 14.8  Further Assurances. Each Member covenants and agrees
                        ------------------
that it shall at any time and from time to time do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as may reasonably be required by any other Member in order to carry out and effectuate fully the transactions herein contemplated in accordance with this Agreement.

          Section 14.9  Right to Specific Performance. The failure or refusal by
                        -----------------------------
a Member to comply with any or all of the provisions of this Agreement shall entitle any other Member to specific performance of the terms, covenants and conditions of this Agreement or any part hereof in addition to any and all other remedies available to such Member at law or in equity.

          Section 14.10 Relationship of Parties. The relationships between the
                        -----------------------
Members under this Agreement shall be that of a limited liability company, for the sole and limited purpose of carrying on the business of the Company. Except insofar as otherwise provided in this Agreement, nothing herein shall be deemed to create a limited liability company between the Members for the carrying on of business outside the scope of this Agreement, nor shall any Member have the ability to act as agent for any other Member.

          Section 14.11 Waiver of Jury Trial. THE MEMBERS HEREBY WAIVE TRIAL BY
                        --------------------
JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE MEMBERS AGAINST THE OTHER OR THE COMPANY IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE MEMBERS OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO ANY OF THE FOREGOING, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE WITH RESPECT THERETO.

          Section 14.12 Creditors Not Benefited. Nothing contained in this
                        -----------------------
Agreement is intended or shall be deemed to benefit any creditor of the Company or any Member, and no creditor of the Company shall be entitled to require the Company or the Members to solicit or accept any Additional Contribution for the Company or to enforce any right which the Company or any Member may have against any Member under this Agreement or otherwise.

          Section 14.13 No Third Party Rights. Except as expressly provided
                        ---------------------
herein or in the Act, this Agreement is for the sole benefit of the Members and their respective permitted successors and assignees, and shall not confer, nor shall be construed as conferring, directly, indirectly, contingently or otherwise, any rights or benefits on any person or party other than the Members and their permitted successors and assignees. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

          Section 14.14 Survival. The indemnifications provided herein and any
                        --------
other provisions hereof which state that they expressly survive the Term or the termination hereof shall survive the termination or expiration of this Agreement.

          Section 14.15 Usury. If any applicable law is ever judicially
                        -----
interpreted so as to deem any distribution, contribution, payment or other amount received by any Member or the Company under this Agreement as interest and so as to render any such amount in excess of the maximum rate or amount of interest permitted by applicable law, then it is the express intent of the Members and the Company that all amounts in excess of the highest lawful rate or amount theretofore collected be credited against any other distributions, contributions, payments or other amounts to be paid by the recipient of the excess amount or refunded to the appropriate Person, and the provisions of this Agreement immediately be deemed reformed, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the payment of the fullest amount otherwise required hereunder. All sums paid or agreed to be paid that are judicially determined to be interest shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the term of such obligation so that the rate or amount of interest on account of such obligation does not exceed the maximum rate or amount of interest permitted under applicable law.

          Section 14.16 Attorneys' Fees. In the event of any litigation between
                        ---------------
the Members to enforce or interpret any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay the successful party or parties all costs and expenses reasonably incurred, including reasonable attorneys' fees. For the purpose of this Agreement, the term "attorneys' fees" shall mean expert expenses and fees and the fees and expenses of counsel to the Members, which may include printing, Photostating, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such term shall also include all such fees and expenses incurred with respect to appeals, arbitrations, reference out and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

          Section 14.17 Time of the Essence. Time is of the essence of this
                        -------------------
Agreement.

          Section 14.18 Incorporation of Exhibits. All exhibits, schedules and
                        -------------------------
appendices attached and referred to in this Agreement are incorporated herein as if fully set forth in this Agreement.

          Section 14.19 Certain Terminology.
                        -------------------

          (a) Whenever the words "including", "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words "but [is] not limited to" immediately followed the same.

          (b) Except as otherwise indicated herein, all Article and Section references in this Agreement shall be deemed to refer to the corresponding Articles and Sections of this Agreement.

          Section 14.20 Business Days. Any reference in this Agreement to
                        -------------
"business days" shall mean all calendar days except Saturdays, Sundays and New York and federal legal holidays. Any other reference to "days" shall mean calendar days.

          Section 14.21 Member Estoppel Certificates. Upon the written request
                        ----------------------------
of a Member, the other Member shall, within fifteen (15) days of its receipt of such request, execute and deliver a written statement certifying: (A) that this Agreement is unmodified and in full force and effect (or, if modified, that this Agreement is in full force and effect as modified and stating any and all modifications), (B) that such Member is not in default hereunder and, to its actual knowledge, the requesting Member is not in default hereunder, in each case except as specified in such statement, (C) that to its actual knowledge, no event has occurred which with the passage of time or the giving of notice, or both, would ripen into a default hereunder, except as specified in such statement and (D) as to the then current balances of its accounts provided under
ARTICLE III. Such written statement may be relied upon by a Member's prospective
-----------
purchasers, investors or lenders.

          Section 14.22 Construction. The Members have each been represented by
                        ------------
counsel of their respective choice in connection with this Agreement, the terms of which have been fully and fairly negotiated. The language in all parts of this Agreement shall in all cases be construed simply according to the fair meaning thereof and not strictly against the party which drafted such language.

          Section 14.23 Exculpation. Notwithstanding anything to the contrary
                        -----------
contained herein, no direct or indirect partner, shareholder, member, officer, director, trustee or employee in or of either Member (collectively, the "Nonrecourse Parties") shall be personally liable in any manner or to any extent under or in connection with this Agreement, and neither any Member nor the Company shall have any recourse to any assets of a Nonrecourse Party other than such party's Membership Rights to satisfy any liability, judgment or claim that may be obtained or made against any such Nonrecourse Party under this Agreement. The limitation of liability provided in this Section 14.23 is in addition to,
                                             -------------
and not in limitation of, any limitation on liability applicable to a Nonrecourse Party provided by law or by this Agreement or any other contract, agreement or instrument.

          Section 14.24 Publicity and Confidentiality. JER acknowledges that NHP
                        -----------------------------
is a publicly traded company and, as such, is subject to extensive reporting and disclosure requirements under statutory and common law duties owed to its shareholders and in accordance with applicable securities laws. These requirements include, but are not limited to: (A) filing a copy of this Agreement with the Securities and Exchange Commissions, (B) reporting on the results of the Company in NHP's filings and/or reports under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and related press releases; and (C) describing the Company and its activities consistent with this Agreement in such filings, reports and/or releases (the "NHP's Unrestricted Disclosures"). "NHP's Unrestricted Disclosures" also includes disclosures of information about the Company by representatives of NHP in the ordinary course of business to The New York Stock Exchange, financial analysts, rating agencies, banks and other similar Persons or institutions, which information is of the same general nature as that disclosed about NHP to such Persons or institutions in its ordinary course of business. Except for NHP's Unrestricted Disclosures, no Member or any of its advisors shall issue any press release or otherwise publicize or disclose the terms of this Agreement, the identity of any Person with whom the Company may be holding discussions with respect to any Target Asset or Project and all other business, financial or other information relating directly to the conduct of the business and affairs of the Company or the relative or absolute rights or interests of any of the Members (collectively, the "Confidential Information") that has not been publicly disclosed pursuant to the provisions of this Section 14.24 or the
                                                           -------------
express authorization by the Members; provided, however, that "Confidential
                                      --------  -------
Information" shall not include any such information that the disclosing Member can establish to have (i) been publicly known prior to disclosure by the other Member, (ii) become publicly known, without fault on the part of the disclosing Member subsequent to disclosure by the other Member, (iii) been received by the disclosing Member at any time from a source other than the other Member lawfully having possession of and the right to disclose such information, or (iv) been otherwise known by the disclosing Member prior to disclosure by the other Member. Each Member represents that it has not and agrees that it shall not (and shall direct its members, shareholders, partners, directors, officers, agents, advisors and Affiliates not to) disclose to any Person any Confidential Information or confirm any statement made by third Persons regarding Confidential Information until the Company has publicly disclosed the Confidential Information in accordance with this Section 14.24. Notwithstanding
                                                 -------------
the foregoing provisions of this Section 14.24, (x) any Member may disclose the
                                 -------------
fact that such Member is a participant in the Company and/or that the Company or any Subsidiary Company owns the Property; (y) either Member may disclose such Confidential Information in the course of its normal reporting practices to its members, shareholders, advisors, partners directors, officers, agents, Affiliates, or prospective buyers, operators and lenders with respect to the Projects or the acquisition or financing of any Target Assets, and (z) any such press release or other disclosure of Confidential Information may be made as required by any applicable law (as reasonably interpreted by such Member). In case of a disclosure pursuant to clause (y) or (z) above, to the extent determined reasonably possible by the disclosing Member, the disclosing Member shall notify the other Member prior to such disclosure and provide it with a copy of the proposed disclosure and an up to twenty-four (24) hour period to comment on such disclosure before the disclosure is made).

                            [Signatures on next page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

NHP:

NATIONWIDE HEALTH PROPERTIES, INC.,
a Maryland corporation

By:  ________________________________
Name: _______________________________
Title: ______________________________


JER:

JER SENIOR HOUSING, LLC,
a Delaware limited liability company

By:  ________________________________
Name: _______________________________
Its: ________________________________


By:  ________________________________
Name: _______________________________
Its: ________________________________

                                    EXHIBIT A
                                    ---------

                                  DEFINED TERMS

          "Act" has the meaning given such term in Section 1.1.
           ---                                     -----------

          "Accounts" has the meaning given such term in Section 4.2(d).
           --------                                     --------------

          "Additional Contribution" has the meaning given such term in Section
           -----------------------                                     -------
3.2(b).
------
          "Adjusted Capital Account Balance" means, with respect to any Member
           --------------------------------
for any period, the balance, if any, in such Member's Capital Account as of the end of such period, after giving effect to the following adjustments:

               (i) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of Treasury Regulation Section 1.704-2(g)(1) and in Treasury Regulation Section 1.704-2(i)(5); and

               (ii) Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          "Affiliate" means, with respect to any Person, (a) any other Person
           ---------
directly or indirectly controlling, controlled by, or under common control with such Person, or (b) any other Person owning or controlling fifty-one percent (51%) or more of the outstanding voting interests of such Person, or (c) any officer, director, general partner or managing member of such Person, or (d) any other Person which is an officer, director, general partner, managing member or holder of fifty-one percent (51%) or more of the voting interests of any other Person described in clauses (a) through (c) of this definition.

          "Agreement" has the meaning given such term in the preamble.
           ---------

          "Ancillary Agreement" means any agreement, instrument, guaranty,
           -------------------
document or covenant made or entered into under, pursuant to, or in connection or concurrently with the acquisition or financing of a Project and any amendment or amendments made at any time or times heretofore or hereafter to any of the same.

          "Applicable Time" has the meaning given such term in Section 9.1(b).
           ---------------                                     --------------

          "Arbitration Notice" has the meaning given such term in Section
           ------------------                                     -------
4.3(b).
------

          "Arbitration Proceeding" has the meaning given such term in Section
           ----------------------                                     -------
14.3(a).
-------
          "Bankruptcy/Dissolution Event" has the meaning given such term in
           ----------------------------
Section 12.1(d).
---------------

          "Base Capital Contribution" has the meaning given such term in Section
           -------------------------                                     -------
3.2(a).
------
          "Book Basis" means, with respect to any asset of the Company, the
           ----------
adjusted basis of such asset for federal income tax purposes; provided, however,
                                                              --------  -------
that (i) if any asset is
contributed to the Company, the initial Book Basis of such asset shall equal its fair market value on the date of contribution (as agreed to by all of the Members), (ii) the Book Basis of all Company assets shall be adjusted in accordance with Section 1.4 of Exhibit B, and (iii) the Book Basis of any
                               ---------
Company assets shall be adjusted each fiscal year by the Depreciation with respect to such asset taken into account for purposes of computing Net Profits or Net Losses for such year.

          "Budgets" means, collectively, the Operating Budgets and the Capital
           -------
Budgets.

          "Business Plan" means, with respect to each Project acquired by the
           -------------
Company, an overall plan and pro forma budget for the acquisition, improvement, financing, operation and sale of such Project, approved by the Members pursuant to Section 6.2(c).
   --------------

          "Buy/Sell Closing" has the meaning given such term in Section 11.1(e).
           ----------------                                     ---------------

          "Buy/Sell Closing Date" has the meaning given such term in Section
           ---------------------                                     -------
11.1(e).
-------

          "Buy/Sell Distribution Amount" has the meaning given such term in
           ----------------------------
Section 11.1(b)(ii).
-------------------

          "Buy/Sell Option Period" has the meaning given such term in Section
           ----------------------                                     -------
11.1(d).
-------

          "Capital Account" means the separate account maintained for each
           ---------------
Member under Section 3.5.
             -----------

          "Capital Budget" means, with respect to each Project acquired by the
           --------------
Company, a capital improvements budget, approved by the Members pursuant to
Section 6.2, for the operation of such Project after acquisition by the Company,
-----------
including furniture, fixtures, equipment, demolition/renovation and Project improvements.

          "Capital Contribution" means, with respect to any Member, any Base
           --------------------
Capital Contribution or Additional Contribution made by such Member to the Company pursuant to the Agreement.

          "Certificate of Formation" means the certificate referred to in
           ------------------------
Section 18-201 of the Act.

          "Change of Control Event" has the meaning given such term in Section
           -----------------------                                     -------
10.2.
----

          "Claims" has the meaning given such term in Section 8.1.
           ------                                     -----------

          "Code" means the Internal Revenue Code, Title 26 of the United States
           ----
Code, as such may be now or hereafter amended.

          "Company" has the meaning given such term in Section 1.1.
           -------                                     -----------

          "Company Accountant" has the meaning given such term in Section 7.2.
           ------------------                                     -----------

          "Confidential Information" has the meaning given such term in Section
           ------------------------                                     -------
14.24.
-----

          "Contribution Request" has the meaning given such term in Section
           --------------------                                     -------
3.3(a).
------

          "Contributing Member" has the meaning given such term in Section
           -------------------                                     -------
3.4(b).
------

          "Declared Default" has the meaning given such term in Section 6.5(a).
           ----------------                                     --------------

          "Defaulting Member" has the meaning given such term in Section 12.1.
           -----------------                                     ------------

          "Defaulting Operator" has the meaning given such term in Section
           -------------------                                     -------
6.5(a).
------

          "Deposit" has the meaning given such term in Section 11.1(d).
           -------                                     ---------------

          "Depreciation" means, for each fiscal year, an amount equal to the
           ------------
depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such fiscal year, except that if the Book Basis of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year, Depreciation shall be an amount which bears the same ratio to such beginning Book Basis as the federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such fiscal year is zero, Depreciation shall be determined with reference to such beginning Book Basis using any reasonable method selected by the Managing Member.

          "Designated Representative" has the meaning given such term in Section
           -------------------------                                     -------
4.1(e).
------

          "Equity Account" has the meaning given such term in Section 3.4(a).
           --------------                                     --------------

          "Event of Default" has the meaning given such term in Section 12.1.
           ----------------                                     ------------

          "Exclusivity Period" means the period from the date of the Agreement
           ------------------
until the earlier of the date: (i) the Company has entered into binding commitments for the acquisition of Target Assets with aggregate purchase prices of not less than One Hundred and Thirty Million Dollars ($130,000,000) and received aggregate Capital Contributions by the Members of not less than Sixty-five Million Dollars ($65,000,000); (ii) which is twelve (12) months from the date of the Agreement; (iii) the removal of NHP as the Managing Member of the Company; (iv) of the termination of the Agreement in accordance with the terms thereof; or (v) upon the Offering Notice Date in the event either Member elects to trigger its buy/sell rights pursuant to ARTICLE XI.
                                                  ----------

          "Gross Revenue" means all revenue or income derived from a Project;
           -------------
provided, however, that Gross Revenues shall include only those actually
--------  -------
received from tenants at the Properties in the normal course of business. This includes all gross rental receipts (but not any sums which, under normal accounting practice, are attributable to capital) derived from the operation of the Properties, including all rent, and all other sums and charges received from tenants, including expense reimbursements and amounts actually recovered through litigation for nonpayment of rent (net of the cost incurred in recovering the same). Gross Revenues, for purposes of calculating the Management Fee, shall not include: any allowance or compensation for any tenant improvement allowances or other concessions; any monies paid by tenants (whether or not characterized as rent) for capital expenses, sums collected through litigation for other than nonpayment of rent; security deposits prior to forfeiture thereof; capital improvements; security fees; insurance proceeds; proceeds from the sale or financing of assets; fees paid to Managing Member; interest earned on funds from time to time on deposits; proceeds from condemnation; and other nonrecurring items. If the Company is required to refund to a tenant any amount paid by the tenant, Managing Member shall promptly pay to the Company, or subtract from the next Management Fee, all Management Fees originally paid to Managing Member on the amount of such refund.

          "Internal Rate of Return" means the annualized discount rate,
           -----------------------
determined by iterative process on a cumulative basis, which results in a net present value of zero, calculated and compounded on a monthly basis (as calculated using the XIRR function using Excel or equivalent accounting program), when such discount rate is applied to specified Capital Contributions from the date when such contributions were made and to specified distributions to the date such distributions were initially made, but exclusive of any distributions applied against the payment of principal or interest under any Priority Loans or Management Fees. A further explanation and sample Internal Rate of Return calculation is attached hereto as Exhibit E.
                                                 ---------

          "JER" has the meaning given such term in the preamble.
           ---

          "JER Initial Capital Allocation" means the sum of Forty-Eight Million
           ------------------------------
Seven Hundred Fifty Thousand Dollars ($48,750,000).

          "Laws" means all federal, state and local laws, moratoria,
           ----
initiatives, referenda, ordinances, rules, regulations, standards, orders, judicial decisions, common law and other governmental requirements (including those relating to the environment, health and safety or handicapped persons).

          "Liquidating Member" has the meaning given such term in Section 13.2.
           ------------------                                     ------------

          "Major Decision" has the meaning given such term in Section 4.1(b).
           --------------                                     --------------

          "Managing Member" has the meaning given such term in Section 4.1(a).
           ---------------                                     --------------
Except as otherwise provided in this Agreement, NHP shall act as the Managing Member and shall have the duty and authority, on behalf of the Company, to do all things appropriate for the accomplishment of the purposes of the Company subject to and in accordance with the Budgets.

          "Management Fee" means a fee equal to two and one-half percent (2.50%)
           --------------
of all Gross Revenue received by the Company.

          "Member" has the meaning given such term in Section 2.1.
           ------                                     -----------

          "Member Economic Interest" means all of the right, title and interest
           ------------------------
of a Member in and to Net Profits, Net Losses, capital and distributions of and from the Company. The foregoing definition of "Member Economic Interest" is intended to comply with the definition of "limited liability company interest" as set forth in Section 18-101 of the Act, and shall be interpreted consistently therewith.

          "Member Parties" has the meaning given such term in Section 6.7.
           --------------                                     -----------

              "Member Percentage" means, with respect to each Member, the
               -----------------
applicable percentage interests of the Members as set forth below:

                      NHP                      25%
                      JER                      75%

              "Membership Rights" means all of the right, title and interest of
               -----------------
a Member in, to and against the Company, the Property and Company Net Profits, Net Losses, capital and distributions, all in accordance with the terms of the Agreement, including a Member's:

                      (i)   Member Economic Interest;

                      (ii)  right to inspect the Company's books and records;

                      (iii) right to participate in the business and affairs and management of and vote on matters coming before the Company;

                      (iv) unless the Agreement or the Certificate of Formation provide to the contrary, right to act as an agent of the Company; and

                      (v) any other rights or powers of a Member under the Act.

              "Money Market Account" has the meaning given such term in Section
               --------------------                                     -------
4.2(d).
------

              "NHP" has the meaning given such term in the preamble.
               ---

              "NHP Excluded Target Assets" means any assets (i) which currently
               --------------------------
exist in NHP's portfolio, including, without limitation, the assets specified in NHP's Annual Report on Form 10-K for the year ending December 31, 2000, and (ii) the ten (10) assets currently owned by MediTrust Companies and operated by Balanced Care Corporation.

              "NHP Initial Capital Allocation" means the sum of Sixteen Million
               ------------------------------
Two Hundred Fifty Thousand Dollars ($16,250,000).

              "NHP's Unrestricted Disclosures" has the meaning given such term
               ------------------------------
in Section 14.24.
   -------------

              "Net Profits" or "Net Losses" means for each fiscal year or other
               -----------      ----------
period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

              (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or loss;

                  (ii)  any expenditures of the Company described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section
         1.704-1(b)(2)(iv)(1), and not otherwise taken into account either in computing Net Profits or Net Losses or under clause (iii) below shall be subtracted from such taxable income or loss;

                  (iii) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for the relevant fiscal year;

                  (iv) in the event the Book Basis of any Company asset is adjusted pursuant to Section 1.4 of Exhibit B, the amount of such
                                             ---------
         adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

                  (v) gain or loss resulting from any disposition of Company assets where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Basis of the applicable Company assets, notwithstanding that the adjusted tax basis of such Company assets differs from its Book Basis;

                  (vi)  if the Book Basis of any Company asset is adjusted in accordance with Section 1.4 of Exhibit B, the amount of such adjustment
                                        ---------
         shall be taken into account in the taxable year of such adjustment as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

                  (vii) any income, gain, losses and expenses specially allocated pursuant to the Agreement shall not be taken into account in computing Net Profits or Net Losses.

                  "Non-Contributing Member" has the meaning given such term in
                   -----------------------
Section 3.4(b).
--------------

                  "Non-Defaulting Member" has the meaning given such term in
                   ---------------------
Section 12.1.
------------

                  "Nonrecourse Parties" has the meaning given such term in
                   -------------------
Section 14.23.
-------------

                  "Offering Notice" has the meaning given such term in Section
                   ---------------
11.1(b).
-------

                  "Offering Notice Date" has the meaning given such term in
                   --------------------
Section 11.1(b)(ii).
-------------------

                  "Offeree" has the meaning given such term in Section 11.1(b).
                   -------                                     ---------------

                  "Offeree Deposit" has the meaning given such term in Section
                   ---------------                                     -------
11.1(d).
-------

                  "Offeror" has the meaning given such term in Section 11.1(b).
                   -------                                     ---------------

                  "Offeror Deposit" has the meaning given such term in Section
                   ---------------                                     -------
11.1(d).
-------

                  "Operating Account" has the meaning given such term in Section
                   -----------------                                     -------
4.2(d).
------

                  "Operating Budget" means, with respect to the business of the
                   ----------------
Company and with respect to each Project acquired by the Company, an overall operating budget approved by the Members and updated at least annually or from time to time pursuant to Section 7.4. All references to the "Operating Budgets"
                         -----------
hereunder, shall be to the then current and approved Operating Budgets, as applicable.

                  "Ownership Interests" means controlling ownership interests in
                   -------------------
Persons that own as a material part of their assets, loans and/or fee or ground leasehold interests in Target Assets.

                  "Periodic Report" has the meaning given such term in Section
                   ---------------                                     -------
7.3(c).
------

                  "Person" means any individual, partnership, corporation,
                   ------
limited liability company, trust or other entity.

                  "Prime" means the "prime rate" then in effect as published
                   -----
from time to time in The Wall Street Journal.
                     -----------------------

                  "Priority Loan" means, with respect to any Member, any Capital
                   -------------
Contribution made by such Member pursuant to Section 3.2(a) or Section 3.2(b)
                                             --------------    --------------
and designated by such Member as a Priority Loan pursuant to Section 3.4(b)(i),
                                                             -----------------
including both the Non-Contributing Member's share of such Capital Contribution (contributed by the Contributing Member pursuant to Section 3.4(b)(i)) and the
                                                    ------------------
Contributing Member's share of such Capital Contribution (contributed by the Contributing Member pursuant to Section 3.2(a) or Section 3.2(b)), which
                                --------------    ---------------
Priority Loan shall bear interest at a rate of twenty-five percent (25%) per annum (but not more than the maximum amount allowable under applicable law) compounded monthly, and shall be due and payable on the sixty (60) calendar days after the making of such Priority Loan.

                  "Project" or "Projects" means one or more Target Assets owned
                   -------      --------
by the Company or the Subsidiary Companies.

                  "Property" means all real or personal property from time to
                   --------
time owned by the Company or the Subsidiary Companies.

                  "Property Valuation Amount" has the meaning given such term in
                   -------------------------
Section 11.1(b)(ii).
-------------------

                  "Purchase Notice" has the meaning given such term in Section
                   ---------------                                     --------
11.1(d).
-------

                  "Purchasing Member" has the meaning given such term in Section
                   -----------------                                     -------
11.1(e).
-------

                  "Rate of Return" has the meaning given such term in Section
                   --------------                                     -------
9.1(b).
------

                  "Reserve Accounts" has the meaning given such term in Section
                   ----------------                                     -------
4.1(b)(vii).
-----------

                  "Sale Notice" has the meaning given such term in Section
                   -----------                                     -------
11.1(d).
-------

                  "Selected Accountant" has the meaning given such term in
                   -------------------
Section 11.1(c).
---------------

                  "Selling Member" has the meaning given such term in Section
                   --------------                                     -------
11.1(e).
-------

                  "Substitute Member" has the meaning given such term in Section
                   -----------------                                     -------
10.1(a).
-------

                  "Subsidiary Company" has the meaning given such term in
                   ------------------
Section 2.4. Except as expressly provided to the contrary, all references to the
-----------
business, assets or ownership of the "Company" hereunder shall mean and include the business, assets or ownership of each Subsidiary Company.

                  "Target Asset Offer Notice" has the meaning given such term in
                   -------------------------
Section 6.3(a).
--------------

                  "Target Assets" means any fee or ground leasehold interests,
                   -------------
Ownership Interests, loans or other instruments for the provision of capital to continuing care retirement communities, assisted living facilities, independent living facilities, skilled nursing facilities and any other form of senior housing properties; provided, however, the NHP Excluded Target Assets are
                    --------  -------
expressly deemed not to be Target Assets hereunder. If the Company acquires a Target Asset, from and after such acquisition, the terms "Project" and "Property" shall include such Target Asset.

                  "Term" has the meaning given such term in Section 1.3.
                   ----                                     -----------

                  "Termination Notice" has the meaning given such term in
                   ------------------
Section 4.3(a).
--------------

                  "Transfer" means any sale, mortgage, encumbrance, pledge,
                   --------
hypothecation, assignment or other transfer, whether directly or indirectly, by operation of law or otherwise.

                  "Transfer Documents" has the meaning given such term in
                   ------------------
Section 11.1(f).
---------------

                  "Treasury Regulation" means, with respect to any referenced
                   -------------------
provision, such provision of the regulations of the United States Department of the Treasury or any successor provision.

                  "Workout Plan" has the meaning given such term in Section
                   ------------                                     -------
6.5(b).
------

                                    EXHIBIT B
                                    ---------

                               CERTAIN TAX MATTERS

Section 1.1 - Certain Definitions Relating to Tax Issues. For purposes of the
              ------------------------------------------
Agreement, the following terms shall have the meanings ascribed to them in this
Section 1.1 of this Exhibit B:
                    ---------

                  "Adjusted Capital Account Deficit" means, with respect to any
                   --------------------------------
Member for any taxable year of the Company, the deficit balance, if any, in such Member's Adjusted Capital Account Balance as of the end of such taxable year.

                  "Company Minimum Gain" shall have the meaning ascribed to
                   --------------------
"partnership minimum gain" in Treasury Regulation Section 1.704-2(d).
                                                  ------------------

                  "Member Minimum Gain" shall have the meaning ascribed to
                   -------------------
"partner nonrecourse debt minimum gain" in Treasury Regulation Section 1.704-2(i)(2).

                  "Member Nonrecourse Debt" shall have the meaning ascribed to
                   -----------------------
"partner nonrecourse debt" in Treasury Regulation Section 1.704-2(b)(4).

                  "Member Nonrecourse Deductions" shall have the meaning
                   -----------------------------
ascribed to "partner nonrecourse deductions" in Treasury Regulation Section 1.704-2(i)(2).

                  "Nonrecourse Deductions" has the meaning set forth in Treasury
                   ----------------------
Regulation 1.704-2(b)(1).

                  "Target Account" means, with respect to any Member for any
                   --------------
taxable year of the Company, the difference (which difference may be a positive or negative number) between (i) an amount (which may be either a positive balance or a negative balance) equal to the hypothetical distribution (or contribution) such Member would receive (or contribute) if all assets of the Company, including cash, were sold for cash equal to their Book Basis (taking into account any adjustments to Book Basis for such year), all liabilities allocable to such assets were then satisfied according to their terms (except that if the nonrecourse liabilities secured by an asset exceed the Book Basis of such asset, such calculation shall be made assuming that the asset were transferred to the lender in satisfaction of the debt) and all remaining proceeds from such sale were distributed pursuant to Section 9.1(a) of the
                                                     --------------
Agreement, minus (ii) such Member's share of Company Minimum Gain and Member Minimum Gain immediately prior to such hypothetical sale.

                  "Unrealized Gain" means, with respect to any Company asset as
                   ---------------
of any particular date, the excess of (i) the gross fair market value of such asset on such date as determined in accordance with Section 1.4 of this Exhibit
                                                                        -------
B, over (ii) the Book Basis of such asset to the Company on such date.
-

                  "Unrealized Loss" means, with respect to any Company asset as
                   ---------------
of any particular date, the excess of (i) the Book Basis of such asset to the Company on such date, over (ii) the gross fair market value of such asset on such date, as determined in accordance with Section 1.4 of this Exhibit B as of
                                                                ---------
such date.

Section 1.2 - Maintenance of Capital Accounts. The Company shall establish and
              -------------------------------
maintain for each Member a separate account ("Capital Account") in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv) and this Exhibit B. The
                                                                 ---------
Capital Account of each Member shall be increased by (i) the amount of all Capital Contributions made by such Member to the Company pursuant to the Agreement, (ii) the amount of Net Profits allocated to such Member pursuant to
Section 1.5 of this Exhibit B, and (iii) the amount of any other items of income
                    ---------
or gain specially allocated to such Member pursuant to Section 1.6 of this Exhibit B. The Capital Account of each Member shall be decreased by (x) the
---------
amount of cash or Book Basis of any assets distributed to such Member (net of any liabilities assumed by the receiving Member or to which such property is subject) pursuant to the Agreement, (y) the amount of Net Losses allocated to such Member pursuant to Section 1.5 of this Exhibit B, and (z) the amount of any
                                            ---------
other items of deduction or loss specially allocated to such Member pursuant to
Section 1.6 of this Exhibit B. The Capital Accounts of each Member shall be
                    ---------
increased or decreased to reflect the revaluation of Company property under
Section 1.4 of this Exhibit B.
                    ---------

Section 1.3 - Transferees. A transferee (including any assignee) of a Member
              -----------
Economic Interest shall succeed to a pro rata portion of the Capital Account of the transferor corresponding to the percentage of the transferor's Member Economic Interest acquired by such transferee.

Section 1.4 - Revaluations of Company Assets.
              ------------------------------

              (a) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in this Section 1.4 of this Exhibit B, the Book Basis of all Company assets shall be adjusted
         ---------
         upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company assets, as of the times of the adjustments provided in Section 1.4(b) of this Exhibit B, as if such Unrealized
                                            ---------
         Gain or Unrealized Loss had been recognized on an actual sale of such assets and allocated pursuant to this Exhibit B.
                                               ---------

              (b) Adjustments to the Book Basis of the Company's assets shall be made as of the following times: (i) immediately prior to the acquisition of an additional ownership interest in the Company by any new or existing Member in exchange for more than a de minimis Capital
                                                            ----------
         Contribution (including without limitation pursuant to Section
                                                                -------
         3.4(b)(i) of the Agreement); (ii) immediately prior to the distribution
         ---------
         by the Company to a Member of more than a de minimis amount of property
                                                   ----------
         as consideration for an ownership interest in the Company; and (iii) immediately prior to the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

              (c) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Book Basis of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company assets, as of the time any such asset is distributed.

              (d) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of
                 ---------
         all Company assets (including cash or cash equivalents) shall be determined by the Company using such reasonable method of valuation as the Company may adopt, or in the case of a liquidating distribution pursuant to ARTICLE XIII of the Agreement, be determined
                                   ------------
          and allocated by the Liquidating Member using such reasonable methods of valuation as it may adopt.

Section 1.5 - General Allocations. Except as otherwise provided in this Exhibit
              -------------------                                       -------
B, all items of income, gain, loss and deduction comprising the Net Profits or
-
Net Losses of the Company for any fiscal year will be allocated among the Members so that the balance in the Member's Capital Account, immediately after making all allocations required for the relevant fiscal year is, as nearly as possible, equal (proportionately) to the Member's Target Account.

Section 1.6 - Regulatory Allocations.
              ----------------------

               (a) Subject to the exceptions stated in Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4), if there is a net decrease in Company Minimum Gain or Member Minimum Gain during a fiscal year, each Member will be specially allocated items of income and gain for the year (and, if necessary, for subsequent years) in an amount equal to the Member's share of the net decrease during the year (which share of the net decrease will be determined under Treasury Regulation Sections 1.704-2(g)(2) and 1.704-2(i)(5), respectively). The Members intend that this Section 1.6(a) complies with the "minimum gain chargeback" requirements in Treasury Regulation Sections 1.704-2(f) and 1.704-2(i) and will be interpreted consistently therewith.

               (b) Any Nonrecourse Deductions will be specially allocated to the Members in accordance with the Members' Member Percentages.

               (c) Any Member Nonrecourse Deductions will be specially allocated to the Members as provided in Treasury Regulation Section 1.704-2(i)(1).

               (d) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4),(5) or (6) (modified as appropriate, by Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5)), items of Company income and gain for the fiscal year will be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any Adjusted Capital Account Deficit of the Member as quickly as possible, provided, that an allocation pursuant to this Section 1.6(d) of this Exhibit B will be
                                                            ---------
         made if and only to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Exhibit B have been tentatively made as if this Section 1.6(d) of
              ---------
         this Exhibit B were not in the Agreement.
              ---------

               (e) To the extent any adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, appropriate adjustments to the Capital Accounts will be made in accordance with the Treasury Regulations.

               (f) The allocations provided for in this Section 1.6 of this Exhibit B (the "Regulatory Allocations"), are intended to comply with
         ---------
         certain requirements of the Treasury Regulations. The Company can take the Regulatory Allocations into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of the allocations of other items and the Regulatory Allocations to each Member will be equal to the net amount that would have been allocated to each the Member if the Regulatory Allocations had not occurred.

Section 1.7 - Tax Allocations. All items of income, gain, loss or deduction will
              ---------------
be allocated in the same manner as the corresponding "book" items are allocated under Sections 1.5 and 1.6 of this Exhibit B; provided, however, in the case of
                                   ---------  --------  -------
any Company asset the Book Basis of which differs from its adjusted tax basis, income, gain, loss and deduction with respect to the asset will be allocated among the Members so as to take account of any variation between the adjusted basis of the asset and its Book Basis in accordance with the principles of
Section 704(c) of the Code (in any permissible manner determined by the Company).

Section 1.8 - Tax Matters. The Members intend for the Company to be treated as a
              -----------
partnership under the Code. The Company shall make all applicable elections, determinations and other decisions under the Code, including the deductibility of a particular item of expense and the positions to be taken on the Company's tax return, and shall approve the settlement or compromise of all audit matters raised by the Internal Revenue Service affecting the Members generally. The Members shall each take reporting positions on their respective federal, state and local income tax returns consistent with the positions taken by the Company.

Section 1.9 - Tax Matters Partner. Managing Member shall be the tax matters
              -------------------
partner within the meaning of Section 6231(a)(7) of the Code and, subject to
Section 4.1(b) of the Agreement and Section 1.8 of this Exhibit B, shall
--------------                                          ---------
exercise all rights, obligations and duties of a tax matters partner under the Code.

Section 1.10 - Compliance with Section 514(c)(9)(E) of the Code. Notwithstanding
               ------------------------------------------------
anything to the contrary contained in the Agreement or this Exhibit B:
                                                            ---------

               (a) Under no circumstance shall JER be allocated in any fiscal year more than its Member Percentage of the "overall partnership income" of the Company (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code and Treasury Regulation Section 1.514(c)-2(c)(1)) or less than its Member Percentage of the "overall partnership loss" of the Company (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code and Treasury Regulation Section 1.514-2(c)(1)).

               (b) If any item of income shall be allocated to a Member other than JER solely by application of Section 1.10(a) of this Exhibit B,
                                                                   ---------
         items of deduction or loss of the Company shall be allocated to such other Member as soon as possible in a manner that is consistent with the provisions of Section 514(c)(9)(E)(ii)(I) of the Code and Treasury Regulation Section 1.514(c)-2(e) to chargeback and offset the effects of such prior allocation of income to such other Member. If any item of deduction or loss shall be allocated to JER solely by application of
         Section 1.10(a) of this Exhibit B, items of income or gain of the
                                 ---------
         Company shall be allocated to JER as soon as possible in a manner that is consistent with the provisions of Section 514(c)(9)(E)(ii)(I) of the Code and Treasury Regulation Section 1.514(c)-2(e) to chargeback and offset the effects of such prior allocation of deduction or loss to JER.

               (c) The provisions of the Agreement and this Exhibit B shall be
                                                            ---------
         interpreted consistent with the Members' intent that the allocations contained herein are "permitted allocations" under Section 514(c)(9)(E) of the Code and the Treasury Regulations thereunder. Managing Member agrees to make such amendments or changes to the Agreement and this Exhibit B as are reasonably requested by JER to effectuate this intent.
         ---------

                                    EXHIBIT C
                                    ---------

                             ARBITRATION OF DISPUTES

          Except as set forth in Section 14.3(b) of the Agreement and except to
                                 ---------------
the extent another dispute resolution procedure is set forth in the Agreement, any controversy, claim or dispute between the Members arising out of or related to the Agreement or arising out of or related to the rights of the Members thereunder ("Arbitrable Dispute"), shall be submitted to arbitration pursuant to the applicable laws of the State of New York and the terms and provisions of this Exhibit C.
     ---------

          1.  Location. Subject to the last sentence of this Section, all
              --------
Arbitration Proceedings shall be held and conducted in the City and County of New York (the "Arbitration County"). The location for an Arbitration Proceeding within the Arbitration County shall be as mutually agreed by the Members, but failing such agreement within ten (10) days of a written request by any Member, the Arbitration Proceeding shall be conducted in the regional office of the AAA in the Arbitration County (or if no such office exists in such County, then in the AAA regional office closest to the Arbitration County).

          2.  Rules and Selection of Arbitrator(s). Each Arbitration Proceeding
              ------------------------------------
shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect (provided that in the event of
                                                --------
any conflict between such Rules and this Exhibit C, the terms of this Exhibit C
                                         ---------                    ---------
shall control). In no event shall a demand for arbitration be made after the date when institution of legal or equitable proceedings based on the Arbitrable Dispute in question would be barred by any applicable statute of limitations. The arbitrator(s) shall be selected as follows:

              (a) Any Arbitration Proceeding involving an amount in controversy less than One Million Dollars ($1,000,000) shall be heard by a single neutral arbitrator. The arbitrator appointed must be (i) a former or retired justice of the Supreme Court, New York County, or of the Appellate Division (First or Second Departments), or former or retired judge of the U.S. District Court for Southern District of New York or the U.S. Court of Appeals for the Second Circuit, or (ii) an attorney with at least fifteen (15) years experience with real estate development and/or real estate investment joint ventures. If agreement is not reached by the Members on the selection of the arbitrator within one (1) month after commencement of an Arbitration Proceeding by (x) submission of a matter to the AAA in accordance with its Commercial Arbitration Rules and (y) notice to the other Member of the initiating Member's intention to arbitrate, then such arbitrator shall be appointed by the AAA in accordance with its Commercial Arbitration Rules.

              (b) Any Arbitration Proceeding involving an amount in controversy equal to or greater than One Million Dollars ($1,000,000) shall be heard by a panel of three (3) neutral arbitrators. Each arbitrator appointed must be (i) a former or retired justice of the Supreme Court, New York County, or of the Appellate Division (First or Second Departments), or former or retired judge of the U.S. District Court for Southern District of New York or the U.S. Court of Appeals for the Second Circuit, or (ii) an attorney with at least fifteen (15) years experience with real estate development and/or real estate investment joint ventures. If agreement is not reached by the Members on the selection of the three arbitrators within one (1) month after commencement of an Arbitration Proceeding by (x) submission of a matter to the AAA in accordance with its Commercial Arbitration Rules and
     (y) notice to the other Member of the initiating Member's intention to arbitrate, then such arbitrators shall be appointed by the AAA in accordance with its Commercial Arbitration Rules.

          (c) For purposes of determining whether an Arbitration Proceeding shall be heard by one arbitrator or by three, the term "amount in controversy" shall mean the dollar amount sought by either the Member initiating the Arbitration Proceeding or the Member responding to the Arbitration Proceeding, whichever is greater.

     3.   Powers of Arbitrator(s). The arbitrator(s) shall have the power to
          -----------------------
grant all appropriate legal and equitable relief, including without limitation specific performance of contract (both by way of interim relief and as a part of its final award), other than punitive damages, as may be granted by any court of the State of New York, to carry out the terms of the Agreement (e.g., declaratory and injunctive relief and damages). The Members expressly waive any right to punitive damages arising out of any Arbitrable Dispute. All awards and orders of the arbitrator(s) (including, but not limited to interim relief) shall be final and binding.

     4.   Discovery and Rules of Evidence. It is the intention of the Members
          -------------------------------
that all Arbitration Proceedings be conducted as expeditiously as reasonably possible in keeping with fairness and with a minimum of legal formalities. Therefore, the Members have agreed that the rules of evidence shall not apply to any Arbitration Proceeding, except that notwithstanding the foregoing the attorney/client privilege and work product protection shall be applicable in all Arbitration Proceedings. The Members agree that only limited discovery should be allowed in an Arbitration Proceeding and incorporate the applicable laws of the State of New York for this purpose. Unless otherwise ordered by the arbitrator(s) on a showing of substantial need, each side shall be limited to one document production request and one deposition and such discovery shall be complete within sixty (60) days following appointment of the arbitrator(s). In addition the parties shall exchange the names, qualifications and a narrative report stating the opinion and basis therefor of any expert who may be called fifteen (15) days prior to the start of the arbitration.

     5.   Timing. In furtherance of the intent of the Members expressed in the
          ------
first sentence of Section 4 of this Exhibit C, and unless modified by the
                                    ---------
arbitrator(s) upon a showing of good cause, all Arbitration Proceedings shall proceed upon the following schedule: (a) within one (1) month from the service of the notice of the request to arbitrate, the parties shall select the arbitrator(s); (b) within fifteen (15) days after selection of the arbitrator(s), the parties shall conduct a pre-arbitration conference at which a schedule of pre-arbitration discovery shall be set, all pre-arbitration motions scheduled and any other necessary pre-arbitration matters decided; (c) all discovery allowed by the arbitrator(s) shall be completed within forty-five (45) days following the pre-arbitration conference; (d) all pre-arbitration motions shall be filed and briefed so that they may be heard no later than one (1) month following the discovery cut-off; (e) the arbitration shall be scheduled to commence no later than one (1) month after the decision on all pre-arbitration motions but in any event no later than five (5) months following the service of the notice of arbitration; and (f) the arbitrator(s) shall render his or her or their written decision (including without limitation any and all findings of fact and conclusions of law) within one (1) month following the submission of the matter. The Members intend the foregoing schedule to be an outside maximum timetable, and nothing herein shall prevent the arbitrator(s) from ordering a shorter timetable if the arbitrator(s) conclude(s) that the same is warranted by the circumstances of any particular Arbitration Proceeding.

     6.   Transcript. All proceedings involving the Members in an Arbitration
          ----------
Proceeding shall be reported by a certified shorthand court reporter and written transcripts of the proceedings shall be prepared and made available to the Members.

     7.   Costs. The prevailing party shall be awarded reasonable attorneys'
          -----
fees, expert and non-expert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration unless the arbitrator(s), for good cause, determine(s) otherwise. A post-arbitration proceeding to determine costs, if needed, shall be held within ten (10) days of notice of the award. Costs and fees of the arbitrator(s) (including the cost of the record of transcripts of the arbitration) shall be borne by the non-prevailing party, unless the arbitrator(s) for good cause determine(s) otherwise. Costs and fees payable in advance shall be advanced equally by the Members, subject to ultimate payment by the non-prevailing party in accordance with the preceding sentence.

     8.   Reconsideration. Upon receipt of the written opinion of the
          ---------------
arbitrator(s), any Member shall have the right within ten (10) days to file with the arbitrator(s) a motion to reconsider, and the arbitrator(s) shall then reconsider the issues raised by the motion, may allow the other Member an opportunity to respond thereto, and shall either confirm or change the decision within ten (10) days after such filing. Such revised or confirmed decision shall then be final and conclusive upon the Members. The costs (other than the attorneys' fees of the respective parties) of a motion for reconsideration and related proceedings shall be borne by the moving Member.

     9.   Specific Enforcement. The terms of this Exhibit C shall be
          --------------------                    ---------
specifically enforceable under applicable law in any court of competent jurisdiction. The award rendered by the arbitrator(s) shall be final and binding and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.

     10.  Interest on Award. Any monetary award of the arbitrator(s) may include
          -----------------
interest at Prime plus five percent (5%), which interest shall accrue from the date the claim, dispute or other matter in question was rightfully due and payable under the Agreement until the date the award is paid to the prevailing party.

     11.  Extraordinary Remedies. No provision of this Exhibit C shall limit the
          ----------------------                       ---------
right of any Member to obtain provisional or ancillary remedies from a court of competent jurisdiction in accordance with Section 14.3(b) of the Agreement.
                                          ---------------

     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL

ARBITRATION AS PROVIDED BY NEW YORK LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL AND ANY RIGHT YOU MAY HAVE TO RECOVER PUNITIVE DAMAGES ARISING OUT OF AN ARBITRABLE DISPUTE. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF APPLICABLE LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.



_______________________                       _______________________
NHP                                           JER
Initials                                      Initials

                                    EXHIBIT D
                                    ---------
                         LIST OF APPROVED PROFESSIONALS


Primary Law Firms*
O'Melveny & Myers LLP                        Cordray & Goodrich - Houston, TX
Sherry & Holthouse, LLP - Newport Beach, CA  Snell & Wilmer

Other Transactional/Healthcare Law Firms*
Alabama                                      Michigan
-------                                      --------
Johnston, Barton, Proctor & Powell           Clark Hill, PLC
Haskill, Slaughter, Young, Lewis

Arizona                                      Minnesota
-------                                      ---------
Fennimore & Craig                            Oppenheimer, Wolf & Donnelly LLP

Arkansas                                     Mississippi
--------                                     -----------
Wright & Bonds                               Baker, Donelson, Bearman & Caldwell

Connecticut                                  Missouri
-----------                                  --------
Wiggin & Dana                                Lathrop & Gage

Florida                                      Nevada
-------                                      ------
Bruce McKibben                               Vargas & Bartlett

Illinois                                     Ohio
--------                                     ----
Fioretti & Desjardines Ltd.                  Buckingham, Doolittle & Burroughs
                                             Mansour, Gavin, Gerlack & Manos

Indiana                                      Oregon
-------                                      ------
McHale, Cook & Welch                         Saalfeld, Griggs, Gorsuch,
                                             Alexander & Emerick

Louisiana                                    Pennsylvania
---------                                    ------------
Locke, Liddell & Sapp, LLP                   Keefer Wood Allen & Rahal, LLP
                                             Klett Rooney Lieber & Schorling, a
                                             Professional Corporation

Maryland                                     South Carolina
--------                                     --------------
Miles & Stockbridge                          McNair Law Firm, P.A.

Massachusetts                                South Dakota
-------------                                ------------
Posternak, Blankstein & Lund                 Bennett, Main & Frederickson P.C.
Hale & Dorr
Nutter, McClennen & Fish, LLP

Tennessee
---------
Boult, Cummings, Conners & Berry

Texas
-----
Akin, Gump, Strauss, Hauer & Feld, LLP

Washington
----------
Alston, Cournage, MacAulay & Proctor
Inslee, Best, Doezie & Ryder PS

West Virginia
-------------
Jackson & Kelly

Accountants
BDO Seidman LLP
Deloitte & Touche LLP
Ernst & Young LLP
Grant Thornton LLP
KPMG Peat Marwick LLP
McGladrey & Pullen
Moss Adams
PricewaterhouseCoopers LLP

Environmental Consultants
Jones, Hill, McFarland & Ellis
ENSR Corporation - Houston, TX

Surveyors
Jones, Hill, McFarland & Ellis
U.S. Surveyor/AES Group Incorporated

Title Companies
First American Title Insurance Company Partners Title
Company - Houston, TX





* - As set forth in Section 4.1(b)(xi), all law firms are only approved with
                    ------------------
respect to Company transactional matters.

                                    EXHIBIT E
                                    ---------

           INTERNAL RATE OF RETURN EXPLANATION AND SAMPLE CALCULATION

XIRR
Returns the internal rate of return for a schedule of cash flows that is not necessarily periodic. To calculate the internal rate of return for a series of periodic cash flows, use the IRR function.

XIRR (Values, Dates, Guess)
* Values is a series of cash flows that corresponds to a schedule of payments in dates. The first payment is optional and corresponds to a cost or payment that occurs at the beginning of the investment. If the first value is a cost or payment, it must be a negative value. All succeeding payments are discounted based on a 365-day year. The series of values must contain at least one positive and one negative value.

* Dates is a schedule of payment dates that corresponds to the cash flow payments. The first payment date indicates the beginning of the schedule of payments. All other dates must be later than this date, but they may occur in any order.

* Guess is a number that you guess is close to the result of XIRR.

REMARKS

* Microsoft Excel stores dates as sequential serial numbers so that it can perform calculations on them. Excel stores January 1, 1900, as serial number 1 if your workbook uses the 1900 date system. If your workbook uses the 1904 date system, Excel stores January 1, 1904, as serial number 0 (January 2, 1904, is serial number 1). For example, in the 1900 date system, Excel stores January 1, 1998, as serial number 35796 because it is 35,795 days after January 1, 1900.

*        Numbers in dates are truncated to integers.

* XIRR expects at least one positive cash flow and one negative cash flow; otherwise, XIRR returns the #NUM! error value.

*        If any number in dates is not a valid date, XIRR returns the #NUM!
error value.

* If any number in dates precedes the starting date, XIRR returns the #NUM! error value.

* If values and dates contain a different number of values, XIRR returns the #NUM! error value.

* In most cases you do not need to provide guess for the XIRR calculation. If omitted, guess is assumed to be 0.1 (10 percent).

* XIRR is closely related to XNPV, the net present value function. The rate of return calculated by XIRR is the interest rate corresponding to XNPV = 0.

* Excel uses an iterative technique for calculating XIRR. Using a changing rate (starting with guess), XIRR cycles through the calculation until the result is accurate within 0.000001 percent. If XIRR can't find a result that works after 100 tries, the #NUM! error value is returned. The rate is changed until:

         (OLE_Obj...) (OLE_Obj...)

         where:

         di = the ith, or last, payment date.
         d1 = the 0th payment date.
         Pi = the ith, or last, payment.

EXAMPLE

Consider an investment that requires a $10,000 cash payment on January 1, 1998, and returns $2,750 on March 1, 1998, $4,250 on October 30, 1998, $3,250 on
February 15, 1999, and $2,750 on April 1, 1999. The internal rate of return (in the 1900 date system) is:

         XIRR({-10000,2750,4250,3250,2750},
         {"1/1/1998","3/1/1998","10/30/1998","2/15/1999","4/1/1999"},0.1)
         equals:

         0.374859 or 37.4859 percent

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

                                    EXHIBIT F
                                    ---------

                         FORM OF ACQUISITION MEMORANDUM

     THIS ACQUISITION MEMORANDUM is made and entered into as of the ___ day of ___________, 200_, by NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("NHP"), in favor of JER SENIOR HOUSING, LLC, a Delaware limited liability company ("JER"), ___________________, a ______________("Subsidiary Company"),
and JER/NHP SENIOR HOUSING, LLC, a Delaware limited liability company (the "Company"), with reference to the following facts:

                                    RECITALS:

     A. NHP and JER are parties to that certain limited liability company agreement (the "Agreement") captioned "Limited Liability Company Agreement of JER/NHP Senior Housing, LLC" dated as of August 28, 2001. Except as otherwise indicated, each capitalized term used herein shall have the meaning set forth for the same in the Agreement.

     B. The Agreement requires the delivery of this Memorandum with respect to the contemplated acquisition by the Subsidiary Company of the ____________ facility commonly known as __________ located at ________________ (the "Property") .

     IN LIGHT OF THE FOREGOING FACTS, NHP hereby represents and warrants to JER, Subsidiary Company and the Company, and each of them, as follows:

     1. Letter of Intent. The Letter of Intent (the "LOI") attached hereto as Attachment "1" is a true, complete and correct copy of the same and all amendments, supplements and other modifications thereto. There are no oral modifications or understandings with respect to the LOI.

     2. Purchase Agreement. The proposed Purchase Agreement (the "Purchase Agreement") attached hereto as Attachment "2" is a true, complete and correct copy of the same and all amendments, supplements, extensions and other modifications thereto. There are no oral modifications or understandings with respect to the Purchase Agreement, and, without limitation, the "Buyer" or "Purchaser" thereunder has not delivered to the "Seller" thereunder, and has not received from Seller, any notice or demand under or in connection with the Purchase Agreement that is not included in Attachment "2" hereto. There is no material breach or default by the Buyer under the Purchase Agreement and to the actual knowledge of NHP, there is no material breach or default by Seller under the Purchase Agreement. The Company is the holder of all right, title and interest to the Buyer's interest under the Purchase Agreement and, upon the Closing Date, the Company will acquire all such right, title and interest.

     3. Lease With Operator. The Lease attached hereto as Attachment "3" is a true, complete and correct copy of the lease with the operator and all amendments, supplements, extensions and other modifications thereto. There are no oral modifications or understandings with respect to the Lease.

     4.  Actions Previously Taken Under the LOI.

     (a) Title. Attached as Attachment "4" is a preliminary title report or title commitment for the Property. The Buyer is required to accept (by specific written approvals or deemed approvals under the Purchase Agreement) only those matters specifically identified in Attachment "4" as the Permitted Exceptions.

     (b) Leases. To the actual knowledge of NHP, no leases affect the Property, except as follows: ____________________________________________________________

     (c) Contracts. The Buyer is required to accept (by reason of specific written approvals or deemed approvals under the Purchase Agreement) the Permitted Exceptions and only those agreements specifically identified in Attachment "5" (the "Contracts"). To the actual knowledge of NHP, there are no matters which will affect the Property on the Closing Date other than the Permitted Exceptions, the Contracts and Laws.

     (d) Due Diligence. To the actual knowledge of NHP, there is no basis for any Claim by Seller for indemnification under the LOI or the Purchase Agreement (including any Claim based on Buyer's due diligence activities).

     (e) Environmental and Soils Reports. A Phase I Environmental Report and Soils Report for the Property are attached as Attachment "6".

     (f) Survey. An ALTA Survey of the Property is attached as Attachment "7".

     (g) Proposed Business Plan. Attachment "8" is a proposed business plan for the property, which contains the following:

         (i) a proposed Operating Budget, which shall include a NOI and sensitivity analysis;
         (ii)  a proposed Capital Budget;
         (iii) a market analysis of the Property and its immediate marketing area; and
         (iv)  information acquired from Due Diligence.

     (h) Investment Presentation. The investment information provided to the Board of Directors or the Investment Committee of the Board of Directors of NHP (as applicable) in its approval of such acquisition.

     Except as disclosed by this Acquisition Memorandum and its Attachments, neither NHP nor any of its Affiliates has any actual knowledge of any circumstances affecting the Property which would have a material and adverse affect on the Property contemplated by this Acquisition Memorandum.

                                            NATIONWIDE HEALTH PROPERTIES, INC.,
                                            a Maryland corporation

                                            By:  _______________________
                                                     Name:


                     .....................................................